Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Initial Regional Manufacturing Agreement

Entered into by The Coca-Cola Company, a Delaware corporation, and

Coca-Cola Bottling Co. Consolidated, a Delaware corporation, with Effective Date of January 29, 2016.

TABLE OF CONTENTS

1.	RECITALS	1
2.	DEFINITIONS	1
3.	AUTHORIZATION FOR BOTTLER TO PURCHASE CONCENTRATES AND TO MANUFACTURE AUTHORIZED COVERED BEVERAGES	4
4.	AUTHORIZATION FOR BOTTLER TO SELL AND SUPPLY AUTHORIZED COVERED BEVERAGES	4
5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS	5
6.	REFORMULATION AND DISCONTINUATION OF THE CONCENTRATES	6
7.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING	6
8.	[RESERVED.]	7
9.	EFFECT OF NEW OR AMENDED MANUFACTURING AGREEMENTS WITH OTHER REGIONAL PRODUCING BOTTLERS	7
10.	OBLIGATIONS OF BOTTLER AS TO MANUFACTURE OF OTHER BEVERAGE PRODUCTS	8
11.	WARRANTIES OF COMPANY RELATING TO MANUFACTURE AND QUALITY OF THE CONCENTRATE	9
12.	OBLIGATIONS AND WARRANTIES OF BOTTLER RELATING TO MANUFACTURE AND QUALITY OF THE AUTHORIZED COVERED BEVERAGES	9
13.	OBLIGATIONS OF COMPANY AND BOTTLER RELATING TO RECALL OF AUTHORIZED COVERED BEVERAGES	12
14.	OBLIGATIONS OF BOTTLER RELATING TO MANUFACTURE OF AUTHORIZED COVERED BEVERAGES, SYSTEM GOVERNANCE, INVESTMENT, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES	13
15.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE OF CONCENTRATES	14
16.	OWNERSHIP AND CONTROL OF BOTTLER	15
17.	TERM OF AGREEMENT	16
18.	COMMERCIAL IMPRACTICABILITY AND FORCE MAJEURE	16
19.	TERMINATION FOR DEFINED EVENTS	17
20.	DEFICIENCY TERMINATION	18
21.	BOTTLER RIGHT TO CURE	19
22.	[RESERVED.]	21

23.	EFFECT OF BOTTLER’S CBA ON THIS AGREEMENT IN CERTAIN EVENTS	21
24.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS	21
25.	COMPANY’S RIGHT OF ASSIGNMENT	21
26.	LITIGATION	22
27.	INDEMNIFICATION	22
28.	BOTTLER’S INSURANCE	23
29.	[RESERVED.]	23
30.	INCIDENT MANAGEMENT	23
31.	SEVERABILITY	24
32.	REPLACEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION	24
33.	NO WAIVER	24
34.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES	24
35.	HEADINGS AND OTHER MATTERS	25
36.	EXECUTION IN MULTIPLE COUNTERPARTS	25
37.	NOTICE AND ACKNOWLEDGEMENT	25
38.	CHOICE OF LAW AND VENUE	28
39.	CONFIDENTIALITY	28
40.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS	29
41.	RESERVATION OF RIGHTS	29
42.	BOTTLER AFFILIATES	29

TABLE OF EXHIBITS

Exhibit	Title	Exhibit References by Section
A	Regional Manufacturing Facilities	2.1.2
B	Authorized Covered Beverages	2.3 9.3
C	Interim Finished Goods Supply Agreement	2.8.1

TABLE OF SCHEDULES

Schedule	Title	Schedule References by Section
2.16	Related Agreements	2.16
2.17	[***]	2.17
9.4	Regional Manufacturing Agreement	2.14 9.4
10.1.5	Third Party Beverages	10.1.5 10.1.6
12.2	Technical Requirements	12.2
28	Insurance Requirements	28
32.1.2	Agreements Not Affected by this Agreement	32.1.2 32.1.4

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Initial Regional Manufacturing Agreement

THIS AGREEMENT IS ENTERED INTO BY THE COCA-COLA COMPANY, A DELAWARE CORPORATION (“COMPANY”), AND COCA-COLA BOTTLING CO. CONSOLIDATED, A DELAWARE CORPORATION (“BOTTLER”).

1.	RECITALS
1.1.

Company and Bottler (or one or more Affiliates of Bottler) have entered into one or more Comprehensive Beverage Agreement(s) (as may be amended, restated or modified from time to time, “Bottler’s CBA”) authorizing Bottler to market, promote, distribute and sell Covered Beverages and Related Products within specific geographic Territories, subject to the terms and conditions contained in Bottler’s CBA.  Capitalized terms used in this Agreement will have the meanings ascribed to them in Bottler’s CBA, unless a different meaning is ascribed under this Agreement;

1.2.

Company manufactures and sells, or authorizes others to manufacture and sell, the Concentrates used to manufacture certain of the Covered Beverages, the formulas for all of which constitute trade secrets owned by Company and which are identified by the Trademarks;

1.3.	Company and Bottler acknowledge that the manufacture of such Covered Beverages is subject to strict production standards and applicable regulatory requirements;
1.4.

Bottler and Company wish to enter into this Agreement in order to permit Bottler to manufacture, produce and package (collectively, “manufacture”), at the Regional Manufacturing Facilities, the Authorized Covered Beverages in Authorized Containers both for (i) distribution and sale by Bottler and its Affiliates for their own account; and (ii) sale by Bottler and its Affiliates to Company and to certain other U. S. Coca-Cola Bottlers in accordance with this Agreement;

1.5.	Bottler has requested an authorization from Company to use the Trademarks in connection with such manufacture of the Authorized Covered Beverages; and
1.6.	Company is willing to grant the requested authorization to Bottler under the terms and conditions set forth in this Agreement.

COMPANY AND BOTTLER AGREE AS FOLLOWS:

2.	DEFINITIONS
2.1.	“Agreement” means this Initial Regional Manufacturing Agreement between Bottler and Company, as amended from time to time.
2.2.

“Authorized Containers” means containers of certain types, sizes, shapes and other distinguishing characteristics that Company from time to time approves in its sole discretion, subject to Section 12.9, for use by all Regional Producing Bottlers in manufacturing Authorized Covered Beverages at the Regional Manufacturing Facilities. A list of Authorized Containers for each Authorized Covered Beverage will be provided by Company to Bottler, which list may be amended by additions, deletions or modifications by Company from time to time in its sole discretion.

2.3.

“Authorized Covered Beverages” means the Covered Beverages identified on Exhibit B that all Regional Producing Bottlers are authorized to manufacture in Authorized Containers at their respective regional manufacturing facilities, which Exhibit will be deemed automatically amended to add any Covered Beverage that Company hereafter authorizes for concentrate-based, cold-fill manufacturing by any U.S. Coca-Cola Bottler, and may otherwise be updated from time to time as mutually agreed by Company and the NPSG. For purposes hereof, cold-fill manufacturing means the process of manufacturing beverages in which the product is chilled, or equal to or less than ambient temperature, at time of filling and packaging.

2.4.

“Company Owned Manufacturer” means any Affiliate or operating unit of Company located in the United States that manufactures any of the Authorized Covered Beverages for distribution or sale within the United States.

2.5.

“Concentrates” means the concentrates and/or beverage bases used to manufacture the Authorized Covered Beverages at the Regional Manufacturing Facilities, the formulas for all of which constitute trade secrets owned by Company and which are identified by the applicable Trademarks.

2.6.	“Effective Date” means January 29, 2016.
2.7.	“Expanding Participating Bottler” has the meaning ascribed to that term under the Comprehensive Beverage Agreement.
2.8.	“Finished Goods Supply Agreements”:
2.8.1.	“Interim Finished Goods Supply Agreement” means the Interim Finished Goods Supply Agreement in the form attached as Exhibit C.
2.8.2.

“NPSG Finished Goods Supply Agreement” means the form of finished goods supply agreement to be mutually agreed by Company and Bottler, that will provide, among other things, that Bottler’s pricing to other Regional Producing Bottlers will be calculated by Bottler in accordance with the  pricing formula set forth in Section 4.1.2 hereof, which has been determined unilaterally by Company in a manner that supports and enables [***], and to strengthen the competitiveness of the Coca-Cola finished goods production system.

2.8.3.

“Regional Finished Goods Supply Agreement” means the form of finished goods supply agreement to be mutually agreed by Company and Bottler, that will provide, among other things, that Bottler’s pricing to Expanding Participating Bottlers and Participating Bottlers will, at Company’s election, be either:

2.8.3.1.

a price calculated by Bottler in accordance with the pricing formula set forth in Section 4.1.3.1 hereof, which has been determined unilaterally by Company in a manner that supports and enables [***], and to strengthen the competitiveness of the Coca-Cola finished goods production system;

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

2.8.3.2.	[***], and to strengthen the competitiveness of the Coca-Cola finished goods production system.
2.9.	“National Product Supply Group” or “NPSG” means The Coca-Cola System National Product Supply Group, as described more fully in the National Product Supply System Governance Agreement.
2.10.

“National Product Supply Group Board” or “NPSG Board” means The Coca-Cola System National Product Supply Group Governance Board, the governing body for the Coca-Cola National Product Supply Group consisting of representatives of Company and all Regional Producing Bottlers, as described more fully in the National Product Supply System Governance Agreement between Bottler, certain other Regional Producing Bottlers and Company dated as of October 30, 2015.

2.11.

“Participating Bottler” means any U.S. Coca-Cola Bottler that is not a Regional Producing Bottler or an Expanding Participating Bottler that is party to a Comprehensive Beverage Agreement with Company.

2.12.

“Recipient Bottler” means the U.S Coca-Cola Bottlers which Bottler is authorized pursuant to this Agreement to supply with Authorized Covered Beverages manufactured by Bottler at the Regional Manufacturing Facilities.

2.13.

“Regional Manufacturing Facilities” means the manufacturing facilities owned and operated by Bottler and listed on Exhibit A, which Exhibit will be deemed automatically amended to add any manufacturing facility acquired or built by Bottler after the Effective Date with the approval of the NPSG, and, subject to the requirements of National Product Supply System Governance Agreement, may be otherwise updated from time to time as mutually agreed by Company and Bottler.

2.14.

“Regional Producing Bottler” means (i) Bottler; (ii) any other Expanding Participating Bottler that is or becomes a member of the NPSG that Company has authorized, or hereafter authorizes, to manufacture Authorized Covered Beverages under an agreement in substantially the same form as either this Agreement or the Regional Manufacturing Agreement attached as Schedule 9.4 hereto; and (iii) a Company Owned Manufacturer that is or becomes a member of the National Product Supply Group.

2.15.	[Reserved.]
2.16.

“Related Agreement” means any agreement identified on Schedule 2.16 between Company and any of Company’s Affiliates and Bottler and any of Bottler’s Affiliates relating to the manufacturing of Authorized Covered Beverages.

2.17.	[***]
2.18.	[***]

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

3.	AUTHORIZATION FOR BOTTLER TO purchase Concentrates AND TO MANUFACTURE AUTHORIZED COVERED BEVERAGES
3.1.

Company appoints Bottler as an authorized purchaser of the Concentrates for the purpose of manufacture of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities.  Except as otherwise mutually agreed in writing by Company and Bottler, Company shall not appoint, and shall not consent to any appointment by Coca-Cola Refreshments USA, Inc. or any of its other Affiliates of, any other Person as an authorized purchaser of the Concentrates for the purposes of manufacture, packaging and distribution of such Authorized Covered Beverages in Authorized Containers for sale in Bottler’s Territory.

3.2.

Bottler will purchase its entire requirements of Concentrates for such Authorized Covered Beverages exclusively from Company and will not use any other syrup, beverage base, concentrate or other ingredient not specified by Company in the manufacture of Authorized Covered Beverages.

4.	AUTHORIZATION FOR BOTTLER TO SELL AND SUPPLY AUTHORIZED COVERED BEVERAGES
4.1.

With the objective of ensuring that U.S. Coca-Cola Bottlers are able to acquire finished goods from Regional Producing Bottlers at a price that enables the Coca-Cola Bottler System to be highly competitive in the marketplace, Company authorizes Bottler to sell and supply Authorized Covered Beverages manufactured by Bottler at the Regional Manufacturing Facilities:

4.1.1.	During the period from the Effective Date through and including December 31, 2016:
4.1.1.1.	To Regional Producing Bottlers in accordance with the terms and conditions of the Interim Finished Goods Supply Agreement; and
4.1.1.2.	To other U.S. Coca-Cola Bottlers that CCR supplied from the Manufacturing Facilities immediately prior to the Effective Date, on the terms and conditions applicable to each such supply arrangement.
4.1.2.	Beginning January 1, 2017, to other Regional Producing Bottlers at the price specified in this Section 4.1.2 in accordance with the terms and conditions of the NPSG Finished Goods Supply Agreement:
4.1.2.1.	For calendar year 2017, the price shall be [***].
4.1.2.2.	For calendar year 2018 and thereafter, the price shall be [***].
4.1.3.

Beginning January 1, 2017, to Expanding Participating Bottlers and Participating Bottlers at the price specified in this Section 4.1.3 and in accordance with the terms and conditions of the Regional Finished Goods Supply Agreement.

4.1.3.1.	Unless [***], the price shall be:

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

4.1.3.1.1.	For calendar year 2017, [***].
4.1.3.1.2.	For calendar year 2018 and thereafter, [***].
4.1.3.2.	[***], and to strengthen the competitiveness of the Coca-Cola finished goods production system.
4.2.

Company authorizes Bottler to sell and supply Authorized Covered Beverages manufactured by Bottler to Company, and Bottler agrees to sell to Company Authorized Covered Beverages, at a price equivalent to [***], in quantities sufficient to enable Company to satisfy demand of U.S. Coca-Cola Bottlers that are not Regional Producing Bottlers, Expanding Participating Bottlers or Participating Bottlers in accordance with sourcing plans developed by the NPSG from time to time.

4.3.

Upon Company’s request, Bottler agrees to advise Company, in accordance with written instructions issued by Company from time to time, of the amount of the Authorized Covered Beverages in Authorized Containers that are manufactured at the Regional Manufacturing Facilities and sold by Bottler to Company, and, as applicable, to each Regional Producing Bottler, Expanding Participating Bottler and Participating Bottler; provided, however, that Bottler will not be required to provide Company with duplicate copies of any such information provided to the NPSG that expressly directs the NPSG to provide such information to Company.

5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS
5.1.

Bottler acknowledges and agrees that Company is the sole and exclusive owner of all rights, title and interest in and to the Trademarks.  Company has the unrestricted right, in its sole discretion, to use the Trademarks on the Authorized Covered Beverages and on all other products and merchandise, to determine which Trademarks will be used on which Authorized Covered Beverages, and to determine how the Trademarks will be displayed and used on and in connection with the Authorized Covered Beverages. Bottler agrees not to dispute the validity of the Trademarks or their exclusive ownership by Company either during the Term or thereafter, notwithstanding any applicable doctrines of licensee estoppel.

5.2.

Company grants to Bottler only a nonexclusive, royalty-free license to use the Trademarks in connection with the manufacture of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities and in connection with the sale of such Authorized Covered Beverages to Recipient Bottlers and Company as provided in this Agreement, and in accordance with standards adopted and issued by Company from time to time, and made available to Bottler through written, electronic, on-line or other form or media, subject to the rights reserved to Company under this Agreement.

5.3.

Nothing in this Agreement, nor any act or failure to act by Bottler or Company, will give Bottler any proprietary or ownership interest of any kind in the Trademarks or in the goodwill associated therewith.

5.4.	Bottler acknowledges and agrees that, as between Company and Bottler, all use by Bottler of the Trademarks will inure to the benefit of Company.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

5.5.

Except as provided in Bottler’s CBA or as otherwise authorized by Company in writing, Bottler must not adopt or use any name, corporate name, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke”, or any of them, or any word, name or designation that is confusingly similar to any of them, or any graphic or visual representation of the Trademarks or any other Trademark or intellectual property owned by Company, without the prior written consent of Company, which consent will not be unreasonably withheld and will be contingent on Bottler’s compliance with Bottler’s CBA and this Agreement.

5.6.

Bottler recognizes that the uniform external appearance of the Trademarks on primary and secondary packaging and on equipment and materials used under this Agreement is important to the Trademarks, the successful marketing of the Covered Beverages, and the Coca-Cola system.

5.6.1.

Bottler agrees, to the extent such Trademarks are utilized by Bottler in connection with the manufacture of Authorized Covered Beverages at the Regional Manufacturing Facilities, to accept and, within a reasonable time, apply, any new or modified standards adopted and issued from time to time by Company that are generally applicable, and made available to Bottler for the design and decoration of trucks and other delivery vehicles, packaging materials, cases, cartons, and other materials and equipment that bear such Trademarks.

5.6.2.

If Company changes such standards, the new standards will apply to all such assets acquired by Bottler for use at the Regional Manufacturing Facilities or in connection with the manufacture of Authorized Covered Beverages at the Regional Manufacturing Facilities following receipt of Notice of the change in standards to the extent Bottler uses the Trademarks on such assets, and will be applied to such existing assets in the normal course of Bottler’s business (e.g., trucks would be repainted consistent with normal maintenance cycles).

6.	REFORMULATION AND DISCONTINUATION OF THE CONCENTRATES
6.1.	Company has the sole and exclusive right and discretion to reformulate any of the Concentrates.
6.2.

Company has the right to discontinue any Concentrates for any Authorized Covered Beverage that is discontinued or Transferred in accordance with the terms of Bottler’s CBA and any other agreements between Bottler and Company or their respective Affiliates.

7.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING
7.1.

Company and Bottler hereby agree that, notwithstanding the provisions of Paragraph 9 of Bottler’s CBA (or applicable provisions of any other agreements between Bottler and Company or their respective Affiliates), Bottler may supply Authorized Covered Beverages in Authorized Containers manufactured at the Regional Manufacturing Facilities to Recipient Bottlers in accordance with Section 4 for distribution by such Recipient Bottlers in their respective territories in accordance with their respective Comprehensive Beverage Agreement(s) or other agreements with Company.

7.2.

Bottler agrees not to sell, distribute or otherwise transfer any Authorized Covered Beverage manufactured at the Regional Manufacturing Facilities except, (i) distribution and sale in Bottler’s (or any one or more of its Affiliates’) Territories in accordance with Bottler’s CBA and in other geographic territories in which Bottler and its Affiliates are authorized to distribute and sell Authorized Covered Beverages by Company or its Affiliates, and (ii) sales of Authorized Covered Beverages in Authorized Containers to Recipient Bottlers or Company in accordance with Section 4.

8.	[RESERVED.]
9.	EFFECT OF NEW OR AMENDED MANUFACTURING AGREEMENTS WITH OTHER REGIONAL PRODUCING BOTTLERS
9.1.

If Company or a Company Affiliate on or after January 29, 2016 (a) enters into a new authorization agreement to manufacture all or substantially all Authorized Covered Beverages at manufacturing facilities acquired from Company or a Company Affiliate on or after October 30, 2015 in territories in the United States of America with another Regional Producing Bottler (other than a Company Owned Distributor) that is more favorable to such other Regional Producing Bottler than the terms and conditions of this Agreement in any material respect, or (b) agrees to an amendment of the terms of a regional manufacturing agreement or other similar agreement authorizing manufacture of all or substantially all Authorized Covered Beverages at manufacturing facilities acquired from Company or a Company Affiliate on or after October 30, 2015 in territories in the United States with another Regional Producing Bottler (other than a Company Owned Distributor) that is more favorable to such other Regional Producing Bottler than the terms and conditions of this Agreement in any material respect, then Company will offer such other new agreement or amended agreement, as the case may be (a “New Agreement”), in its entirety, to Bottler.  If the New Agreement relates to less than all of the Authorized Covered Beverages, then the New Agreement offered to Bottler under this Section 9.1 will cover only those Authorized Covered Beverages covered by the New Agreement.

9.2.

The foregoing obligation will not apply to any consent, waiver or approval provided under this Agreement or under any agreement held by another Regional Producing Bottler; provided, however, that Company will not waive or otherwise enter into any agreement with any other Regional Producing Bottler that limits the requirement set forth in Section 14.1 or any equivalent requirement under any Regional Manufacturing Agreement held by another Regional Producing Bottler.

9.3.

Nothing in Section 9.2 will affect (a) Company’s obligation under Section 15.2 or (b) Company’s agreement that the list of Covered Beverages identified on Exhibit B will be the same for all Regional Producing Bottlers.

9.4.

If, after the Effective Date, (a) the CBA Conversion (as defined in the Territory Conversion Agreement between the parties dated September 23, 2015) (the “Territory Conversion Agreement”) occurs in accordance with the Territory Conversion Agreement or (b) Bottler otherwise enters into the Comprehensive Beverage Agreement described in Section 1.1 of the Territory Conversion Agreement with respect to all Territories granted to Bottler under Bottler’s CBA (as defined in this Agreement) and all of Bottler’s Legacy Territory (as defined in the Territory Conversion Agreement), this Agreement shall be amended and restated in the form of the Regional Manufacturing Agreement attached hereto as Schedule 9.4 on and as of the date on which the CBA Conversion or the entry into such Comprehensive Beverage Agreement occurs.

9.5.	The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the provisions of this Section 9.
10.	OBLIGATIONS OF BOTTLER AS TO MANUFACTURE OF OTHER BEVERAGE PRODUCTS
10.1.

Bottler covenants and agrees (subject to any requirements imposed upon Bottler under applicable law) not to manufacture at the Regional Manufacturing Facilities any Beverage, Beverage Component, or other beverage product except for:

10.1.1.	Authorized Covered Beverages, subject to the terms and conditions of this Agreement and any Related Agreement;
10.1.2.

Beverages (including Incubation Beverages), Beverage Components and other beverage products, if and to the extent (a) authorized under any separate written agreement with Company or any of Company’s Affiliates, or (b) otherwise requested by Company or any of its Affiliates;

10.1.3.	Permitted Beverage Products distributed by Bottler or its Affiliates for their own account, subject to the terms and conditions of Bottler’s or Bottler Affiliate’s CBA;
10.1.4.

Beverages, Beverage Components and other beverage products manufactured by Bottler under license from a third party brand owner and supplied by Bottler to a Recipient Bottler, subject to the terms and conditions of the Recipient Bottler’s CBA or other bottling and distribution agreements between Company and Recipient Bottler; provided that Bottler will not supply any such Beverage, Beverage Component or other beverage product manufactured at the Regional Manufacturing Facilities to any Recipient Bottler if Company provides Bottler with Notice that such Beverage, Beverage Component or other beverage product is not a Permitted Beverage Product under such Recipient Bottler’s CBA (or that is prohibited by other bottling and distribution agreements between Company and Recipient Bottler); provided, further, that Bottler’s supply of any Beverage, Beverage Component or other beverage product to a Recipient Bottler that is not a Permitted Beverage Product under such Recipient Bottler’s CBA (or that is prohibited by other bottling and distribution agreements between Company and Recipient Bottler) will not be a breach of this Section 10.1.4 unless Company provides Bottler with such Notice and Bottler continues to supply such Beverage to such Recipient Bottler thereafter in violation of such Notice;

10.1.5.

Beverages, Beverage Components and other beverage products manufactured by Bottler at the Regional Manufacturing Facilities under license from a third party brand owner and supplied by Bottler to another U.S. Coca-Cola Bottler as of the Effective Date, as specified on Schedule 10.1.5; and

10.1.6.

Beverages, Beverage Components and other beverage products, not otherwise permitted under Sections 10.1.3, 10.1.4, or 10.1.5, manufactured by Bottler at the Regional Manufacturing Facilities under license from a third party brand owner with Company’s  prior written consent, which consent will not be unreasonably withheld and will be specified on Schedule 10.1.5.

10.2.

Notwithstanding anything in Section 10.1 to the contrary, if the NPSG reasonably determines during product supply system sourcing plan development routines that Bottler should supply any Beverage manufactured by Bottler at the Regional Manufacturing Facilities under license from a third party brand owner to certain Recipient Bottlers and/or certain other Regional Producing Bottlers in order to optimize the location for production of such Beverages, then Bottler may do so on a temporary basis as reasonably determined by the NPSG (but in any event not to exceed one hundred eighty (180) days).

11.	WARRANTIES OF COMPANY RELATING TO MANUFACTURE AND QUALITY OF THE CONCENTRATE

Company agrees and warrants that the Concentrates supplied to Bottler, as well as Company’s package designs and design specifications of packages and labels authorized by Company for use on Authorized Covered Beverages, shall comply with all food, labeling, health, packaging and all other applicable laws, including the Federal Food, Drug and Cosmetic Act, as amended (the “Act”), and regulations, and when supplied to Bottler will not be adulterated, contaminated, or misbranded within the meaning of the Act or any other federal, state or local law, rule or regulation applicable thereto.

12.	Obligations AND WARRANTIES of Bottler Relating to Manufacture AND QUALITY of the AUTHORIZED Covered beverages
12.1.

Bottler agrees and warrants that Bottler’s handling and storage of the Concentrates and Bottler’s manufacture, handling, storage, transportation and delivery of the Authorized Covered Beverages, including any Authorized Covered Beverages supplied to Company or any Recipient Bottler, will at all times and in all events:

12.1.1.

be accomplished in accordance with the product, package and equipment quality; food safety; workplace safety; and environmental sustainability standards, requirements and instructions  reasonably established and routinely communicated in writing, including through electronic systems and media, by Company to Bottler from time to time (collectively “Technical Requirements”); and

12.1.2.

comply with all food, labeling, health, packaging, environmental, safety, sanitation and all other applicable laws, rules, orders, regulations and requirements of any federal, state, city, county or other local government, including any law, statute, ordinance, rule regulation, order, determination, restrictive covenant or deed restriction that regulates the use, generation, disposal, release, storage or presence at the Regional Manufacturing Facilities of substances based upon corrosiveness, toxicity, carcinogenic properties, radioactivity, environmentally hazardous or similar characteristics.

12.2.	The Technical Requirements as of the Effective Date are identified on Schedule 12.2, which schedule will be updated by Company from time to time following discussion with the NPSG and Notice to each Regional Producing Bottler (including any Company Owned Manufacturers).
12.2.1.

Company agrees that all Regional Producing Bottlers will be required to comply with same Technical Requirements; provided, however, that (i) Company may make limited exceptions in application or enforcement where necessary to prevent undue hardship for a Regional Producing Bottler, which exceptions shall not in any way be deemed to modify the Technical Requirements and (ii) this Section 12.2.1 shall not in any way effect, limit, or modify any of Bottler’s or Company’s respective rights and obligations under this Agreement, including Bottler’s obligations under Section 12.1.

12.3.

Bottler  represents, warrants and covenants that Bottler possesses, or will possess, prior to the manufacture of the Authorized Covered Beverages, and will maintain during the Term, such plant or plants, machinery and equipment, qualified technical personnel and trained staff as are capable of manufacturing the Authorized Covered Beverages in Authorized Containers in accordance with this Agreement and in sufficient quantities to meet fully the demand for the Authorized Covered Beverages in Authorized Containers by Bottler in the Territory in accordance with sourcing plans developed by the NPSG from time to time.

12.4.

Bottler agrees to use commercially reasonable efforts to meet fully the demand for the Authorized Covered Beverages in Authorized Containers from Recipient Bottlers in accordance with sourcing plans developed by the NPSG from time to time.

12.5.

Bottler recognizes that increases in the demand for the Authorized Covered Beverages, as well as changes in the list of Authorized Containers, may, from time to time, require adaptation of its existing manufacturing or packaging equipment or the purchase of additional manufacturing or packaging equipment.  Bottler agrees to use commercially reasonable efforts to make such modifications and adaptations as necessary and to purchase and install such equipment, in time to permit the introduction and manufacture of sufficient quantities of the Authorized Covered Beverages in Authorized Containers, to satisfy fully the demand for the Authorized Covered Beverages in Authorized Containers in the Territory and to fulfill Bottler’s supply obligations, if any, to Recipient Bottlers, in each case in accordance with sourcing plans developed by the NPSG from time to time.

12.6.

As of the date the Authorized Covered Beverages in Authorized Containers are shipped by Bottler, the Authorized Covered Beverages manufactured by Bottler will meet the Technical Requirements and will comply with all applicable laws; provided, however, that Bottler will not be responsible for any failure to comply with the Technical Requirements or applicable laws to the extent such failure results from the content or design of labels authorized by Company for use on Authorized Covered Beverages.

12.7.

Bottler, in accordance with such instructions as may be given from time to time by Company, will submit to Company, at Bottler’s expense, samples of the Authorized Covered Beverages and the raw materials used in the manufacture of the Authorized Covered Beverages.  Bottler will permit representatives of Company to have access to the premises of Bottler during ordinary business hours to inspect the plant, equipment, and methods used by Bottler in order to ascertain whether Bottler is complying with the terms of this Section 12, including whether Bottler is complying strictly with the Technical Requirements with respect to the manufacturing, handling and storage of the Authorized Covered Beverages.  Bottler will also provide Company with all the information regarding Bottler’s compliance with the terms of this Section 12, as Company may reasonably request from time to time.

12.8.

Bottler is authorized to use only Authorized Containers in the manufacture of the Authorized Covered Beverages, and will use only such Authorized Containers, closures, cases, cartons and other packages and labels as will be authorized from time to time by Company for Bottler and will purchase such items only from manufacturers approved by Company, which approval will not be unreasonably withheld.

12.8.1.

Company will approve three (3) or more manufacturers of such items, if in the reasonable opinion of Company, there are three (3) or more manufacturers who are capable of producing such items to be fully suitable for the purpose intended and in accordance with the high quality standards and image of excellence of the Trademarks and the Authorized Covered Beverages.

12.8.2.

Such approval by Company does not relieve Bottler of Bottler’s independent responsibility to assure that the Authorized Containers, closures, cases, cartons and other packages and labels purchased by Bottler are suitable for the purpose intended, and in accordance with the good reputation and image of excellence of the Trademarks and Covered Beverages (it being understood and agreed, however, that Bottler will not be responsible for the review or inspection of the content or design of labels authorized by Company for use on Authorized Covered Beverages).

12.9.

Company reserves the right to withdraw from time to time its approval of any of the Authorized Containers upon six (6) months’ prior Notice to Bottler, and, in such event, the repurchase provisions of Section 24.1.2 will apply to such containers so disapproved that are owned by Bottler. Company will exercise its right to approve, and to withdraw its approval of, specific Authorized Containers in good faith and after consultation with Bottler so as to permit Bottler to continue to satisfy the demand in Bottler’s Territory as a whole for Authorized Covered Beverages.

12.10.

Bottler will use commercially reasonable efforts to maintain at all times a stock of, or have entered into other alternate supply arrangements to obtain, Authorized Containers, closures, labels, cases, cartons, and other essential related materials bearing the Trademarks, sufficient to satisfy fully the demand for Authorized Covered Beverages in Authorized Containers in Bottler’s Territory and to fulfill Bottler’s supply obligations, if any, to Recipient Bottlers, in each case in accordance with sourcing plans developed by the NPSG from time to time, and Bottler will not use or authorize any other Person to use Authorized Containers, or such closures, labels, cases, cartons and other materials, if they bear the Trademarks or contain any Beverages, for any purpose other than the packaging of the Authorized Covered Beverages.

12.11.	Bottler agrees not to refill or otherwise reuse nonreturnable containers.

12.12.

The parties acknowledge and agree (a) that Bottler makes the representations, warranties and agreements set forth in this Section 12 in reliance on Company’s warranty in Section 11 and (b) that the representations, warranties, covenants and agreements contained in this Section 12 relate solely to Bottler’s activities under this Agreement and the manufacture of Authorized Covered Beverages at the Regional Manufacturing Facilities.

13.	Obligations of company and Bottler Relating to RECALL of AUTHORIZED Covered beverages
13.1.

If Company determines or becomes aware of the existence of any quality or technical problems relating to any Authorized Covered Beverages manufactured at the Regional Manufacturing Facilities, or any package used for such Authorized Covered Beverage, in Bottler’s Territory, Company will immediately notify Bottler by telephone, facsimile, e-mail or any other form of immediate communication.  This notification will include, to the extent available to Company, (a) the identity and quantities of Authorized Covered Beverages involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Authorized Covered Beverages.

13.1.1.

Company may require Bottler to take all necessary action to recall all of such Authorized Covered Beverages, or any package used for such Authorized Covered, or withdraw immediately such Authorized Covered Beverages from the market or the trade, as the case may be.

13.1.2.

Company will notify Bottler by telephone, facsimile, e-mail or any other form of immediate communication of the decision by Company to require Bottler to recall such Authorized Covered Beverages or withdraw such Authorized Covered Beverages from the market or trade.

13.2.

If Bottler determines or becomes aware of the existence of quality or technical problems relating to Authorized Covered Beverages manufactured at the Regional Manufacturing Facilities, then Bottler must immediately notify Company by telephone, e-mail or any other form of immediate communication. This notification must include: (a) the identity and quantities of Authorized Covered Beverages involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Authorized Covered Beverages.

13.3.

In the event of a withdrawal or recall of any Authorized Covered Beverage manufactured at the Regional Manufacturing Facilities or any package used for such Authorized Covered Beverage, that was produced by Bottler and sold to a Recipient Bottler, Bottler will use its commercially reasonable efforts to respond promptly and fairly if a claim is made by a Recipient Bottler as a result of any such withdrawal or recall.

13.4.

If any withdrawal or recall of any Authorized Covered Beverage manufactured at the Regional Manufacturing Facilities or any of the packages used therefor is caused by (i) quality or technical defects in the Concentrates, or other materials prepared by Company from which the product involved was prepared by Bottler, or (ii) quality or technical defects in Company’s designs and design specifications of packages and labels authorized by Company for use on Authorized Covered Beverages (and specifically excluding designs and specifications of other parties and the failure of other parties to manufacture packages in strict conformity with the designs and specifications of Company), Company will reimburse Bottler for Bottler’s total reasonable expenses incident to such withdrawal or recall, including any payment made by Bottler to a Recipient Bottler in connection with the specific withdrawal or recall.

13.5.

Conversely, if any withdrawal or recall of Authorized Covered Beverages manufactured at the Regional Manufacturing Facilities is caused by Bottler’s failure to comply with the Technical Requirements or any applicable laws, rules and regulations (it being understood and agreed that Bottler will not be responsible for any failure to comply with the Technical Requirements or applicable laws to the extent such failure results from the content or design of labels authorized by Company for use on Authorized Covered Beverages), Bottler will bear its total expenses of such withdrawal or recall and reimburse Company for Company’s total reasonable expenses incident to such withdrawal or recall.

14.	Obligations of Bottler Relating to MANUFACTURE OF AUTHORIZED COVERED BEVERAGES, SYSTEM GOVERNANCE, INVESTMENT, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES
14.1.

Bottler will participate fully in, and comply fully with, the requirements and programs established from time to time by the NPSG Board; provided, however, that Bottler will not be required to engage in conduct that would result in breach of this Agreement, Bottler’s CBA, or any other agreements between Company and Bottler.

14.2.	[Reserved.]
14.3.	[Reserved.]
14.4.

Bottler will maintain the consolidated financial capacity reasonably necessary to assure that Bottler and all Bottler Affiliates will be financially able to perform their respective duties and obligations under this Agreement.

14.5.

Upon Company’s request, Bottler will provide to Company each year and review with Company an annual and long range operating plan and budget for Bottler’s business of manufacturing Authorized Covered Beverages at the Regional Manufacturing Facilities, including financials and capital investment budgets to the extent related to the Regional Manufacturing Facilities, and, if requested by Company, discuss changes in general management and senior management of Bottler’s manufacturing business, except to the extent otherwise prohibited by applicable law.

14.6.	Bottler will:
14.6.1.	Maintain accurate books, accounts and records relating to the purchasing of Concentrate and the manufacture of Authorized Covered Beverages under this Agreement; and

14.6.2.

Upon Company’s request, provide to Company such operational, financial, accounting, forecasting, planning and other information, including audited and unaudited detail of cost of goods sold and sales volume for Authorized Covered Beverages to the extent, in the form and manner, as permitted by applicable law and at such times as reasonably required (a) by Company to determine whether Bottler is performing its  obligations under this Agreement; (b) by Company to calculate finished goods pricing under the Interim Finished Goods Supply Agreement, NPSG Finished Goods Supply Agreement or Regional Finished Goods Supply Agreement and (c) by the NPSG Board for the purpose of implementing, administering, and operating the NPSG, subject to appropriate regulatory firewalls ((a), (b), and (c) collectively, the “Financial Information”); provided, however, that Bottler will not be required to provide Company with duplicate copies of any compilation of Financial Information provided to the NPSG that expressly directs the NPSG to provide such compilation to Company.

14.7.

The parties recognize that the Financial Information is critical to the ability of Company and the NPSG to maintain, promote, and safeguard the overall performance, efficiency, integrity, and competitiveness of the product supply system for Authorized Covered Beverages.

14.8.

Company will hold the Financial Information provided by Bottler in accordance with the confidentiality provisions of Section 39 and will not use such information for any purpose other than determining compliance with this Agreement, to calculate finished goods pricing under the Interim Finished Goods Supply Agreement, NPSG Finished Goods Supply Agreement or Regional Finished Goods Supply Agreement, or as necessary to provide to the NPSG, subject to appropriate regulatory firewalls, for the purpose of facilitating the NPSG’s execution of operational responsibilities such as infrastructure optimization, national sourcing and strategic initiative decisions.

15.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE OF CONCENTRATES
15.1.

Subject to Section 15.2, Company reserves the right to establish and to revise at any time, in its sole discretion, the price of any of the Concentrates sold to Bottler for use in manufacturing Authorized Covered Beverages at the Regional Manufacturing Facilities, the related terms of payment, and the other terms and conditions of supply, any such revision to be effective immediately upon Notice to Bottler.  Bottler acknowledges that information related to pricing of Company’s Concentrates is confidential and will be maintained as such in accordance with Section 39.

15.2.

If Company exercises its discretion under Section 15.1, the “price” charged by Company or its Affiliate for any of the Concentrates will be the same as the “price” charged by Company or its Affiliate for such Concentrate, the terms of payment and other terms and conditions of supply will be the same as those applied by Company for such Concentrates, to each other Regional Producing Bottler (other than a Company Owned Manufacturer) in the United States.

15.3.

For purposes of manufacturing Authorized Covered Beverages at the Regional Manufacturing Facilities, Bottler will purchase from Company only such quantities of the Concentrates as will be necessary and sufficient to carry out Bottler’s obligations under this Agreement.  Bottler will use the Concentrates exclusively for its manufacture of the Authorized Covered Beverages.  Bottler will not sell or otherwise transfer any Concentrates or permit the same to get into the hands of third parties.

16.	OWNERSHIP AND CONTROL OF BOTTLER
16.1.

Bottler hereby acknowledges the personal nature of Bottler’s obligations under this Agreement, including with respect to the performance standards applicable to Bottler, the dependence of the Trademarks on proper quality control, and the confidentiality required for protection of Company’s trade secrets and confidential information.

16.2.

Bottler represents and warrants to Company that, prior to execution of this Agreement, Bottler has made available to Company a complete and accurate list of Persons that own more than five percent (5%) of the outstanding securities of Bottler, and/or of any third parties having a right to, or effective power of, control or management of Bottler (whether through contract or otherwise).

16.3.	[Reserved.]
16.4.

Bottler acknowledges that Company has a vested and legitimate interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of Company's bottling, distribution and sales system. Bottler therefore covenants and agrees:

16.4.1.

Except as otherwise permitted by Bottler’s CBA, not to assign, transfer or pledge this Agreement or any interest herein, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including by merger or liquidation), or sublicense its rights under this Agreement, in whole or in part, to any third party or parties, without the prior written consent of Company; and

16.4.2.	Not to delegate any material element of Bottler’s performance under this Agreement, in whole or in part, to any third party or parties without the prior written consent of Company.
16.5.	Notwithstanding Section 16.4, the following shall be expressly permitted hereunder:
16.5.1.

Bottler may, after Notice to Company, assign, transfer or pledge this Agreement or any interest herein, in whole or in part, or delegate any material element of Bottler's performance of this Agreement, in whole or in part, to any wholly-owned Affiliate of Bottler; provided that (a) any such Affiliate must agree in writing to be bound by and comply with the terms and conditions of this Agreement, and (b) any such assignment, transfer, pledge or delegation will not relieve Bottler of any of its obligations under this Agreement; and

16.5.2.

Bottler may engage third party contractors and service providers for the purpose of receiving services relating to non-core functions (e.g., back-office administrative services, human resources, payroll, information technology services and similar services); provided that (a) Bottler will retain full responsibility to Company for all of Bottler’s obligations under this Agreement; and (b) Bottler may not subcontract core functions (i.e., manufacturing, market and customer-facing functions) without the prior written consent of Company.
16.6.

Any attempt to take any actions prohibited by Sections 16.4 and 16.5 without Company’s prior written consent shall be void and shall be deemed to be a material breach of this Agreement, unless such actions are otherwise permitted under Bottler’s CBA.

17.	TERM OF AGREEMENT

This Agreement will commence on the Effective Date and continue so long as Bottler’s CBA is in effect (the “Term”).

18.	COMMERCIAL IMPRACTICABILITY AND FORCE MAJEURE
18.1.	With respect to any one or more Concentrates (the “Affected Products”), as applicable:
18.1.1.

The obligation of Company (including any of its Affiliates) to supply Affected Products to Bottler, and Bottler’s obligation to purchase Affected Products from Company and to manufacture any Authorized Covered Beverages manufactured from such Affected Products, shall be suspended during any period when there occurs a change in applicable laws, regulations or administrative measures (including any government permission or authorization regarding customs, health or manufacturing, and further including the withdrawal of any government authorization required by any of the parties to carry out the terms of this Agreement), or issuance of any judicial decree or order binding on any of the parties hereto, in each case in such a manner as to render unlawful or commercially impracticable:

18.1.1.1.

The importation or exportation of any essential ingredients of the Affected Products that cannot be produced in quantities sufficient to satisfy the demand therefor by existing Company (including any of its Affiliates) facilities in the United States;

18.1.1.2.	The manufacture and distribution of Affected Products to Bottler; or
18.1.1.3.	Bottler’s manufacture of Authorized Covered Beverages using such Affected Products.
18.2.

“Force Majeure Event” means any strike, blacklisting, boycott or sanctions imposed by a sovereign nation or supra-national organization of sovereign nations, however incurred, or any act of God, act of foreign enemies, embargo, quarantine, riot, insurrection, a declared or undeclared war, state of war or belligerency or hazard or danger incident thereto.

18.3.

Neither Company (including any of its Affiliates) nor Bottler shall be liable for or be subject to any claim for breach or termination as the result of a failure to perform their respective obligations to purchase or supply Concentrate under this Agreement or to manufacture Authorized Covered Beverages made from such Concentrate in quantities to satisfy demand of Company and Recipient Bottlers, as applicable, if and to the extent that such failure is caused by or results from a Force Majeure Event; provided, however:
18.3.1.

The party claiming the excuse afforded by this Section 18.3 must use commercially reasonable efforts to comply with any excused obligations under this Agreement that are impaired by such Force Majeure Event; and

18.3.2.	If Bottler is the party claiming the excuse afforded by this Section 18.3:
18.3.2.1.

To the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event within three (3) months from the date of the occurrence of the Force Majeure Event, then,

18.3.2.1.1.

Company shall have the right (but not the obligation) upon not less than one (1) month prior Notice to suspend this Agreement and Related Agreements during the period of time that such Force Majeure Event results in Bottler being unable to perform its obligations under this Agreement.

18.3.2.2.

To the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event within two (2) years from the date of occurrence of the Force Majeure Event, Company shall have the right to terminate this Agreement.

19.	TERMINATION FOR DEFINED EVENTS
19.1.	Company may, at Company’s option, terminate this Agreement, subject to the requirements of Section 23, if any of the following events occur:
19.1.1.	An order for relief is entered with respect to Bottler under any Chapter of Title 11 of the United States Code, as amended;
19.1.2.

Bottler voluntarily commences any bankruptcy, insolvency, receivership, or assignment for the benefit of creditors proceeding, case, or suit or consents to such a proceeding, case or suit under the laws of any state, commonwealth or territory of the United States or any country, kingdom or commonwealth or sub-division thereof not governed by the United States;

19.1.3.

A petition, proceeding, case, complaint or suit for bankruptcy, insolvency, receivership, or assignment for the benefit of creditors, under the laws of any state, territory or commonwealth of the United States or any country, commonwealth or sub-division thereof or kingdom not governed by the United States, is filed against Bottler, and such a petition, proceeding, suit, complaint or case is not dismissed within sixty (60) days after the commencement or filing of such a petition, proceeding, complaint, case or suit or the order of dismissal is appealed and stayed;

19.1.4.	Bottler makes an assignment for the benefit of creditors, deed of trust for the benefit of creditors or makes an arrangement or composition with creditors; a receiver or trustee for Bottler or for any interest in Bottler's business is appointed and such order or decree appointing the receiver or trustee is not vacated, dismissed or discharged within sixty (60) days after such appointment or such order or decree is appealed and stayed;

19.1.5.

Any of the Regional Manufacturing Facilities is subject to attachment, levy or other final process for more than twenty (20) days or any of its equipment or facilities is noticed for judicial or non-judicial foreclosure sale and such attachment, levy, process or sale would materially and adversely affect Bottler's ability to fulfill its obligations under this Agreement; or

19.1.6.	Bottler becomes insolvent or ceases to conduct its operations relating to the Regional Manufacturing Facilities in the normal course of business.
19.1.7.

Any Bottler’s Contract, Bottler’s Bottle Contract, or Master Bottle Contract (as the case may be) for Coca-Cola, listed on Schedule 32(d) of Bottler’s CBA, between Company and Bottler or their respective Affiliates is terminated by Company under provisions that permit termination without damages due to Bottler’s breach or default, unless Company agrees in writing that this Section 19.1.7 will not be applied by Company to such termination.

20.	DEFICIENCY TERMINATION
20.1.	Company may also, at Company’s option, terminate this Agreement, subject to the requirements of Section 21 and Section 23, if any of the following events of default occur:
20.1.1.	Bottler fails to make timely payment for Concentrate, or of any other material debt owing to Company;
20.1.2.

The condition of the facilities or equipment used by Bottler in manufacturing the Authorized Covered Beverages at the Regional Manufacturing Facilities, as reflected in any data collected by Company or generated by Bottler, or in any audit or inspection conducted by or on behalf of Company, fails to meet the Technical Requirements reasonably established by Company, and Bottler fails to complete corrective measures approved by Company within the timeframe therefor reasonably established by Company and specified in the applicable Technical Corrective Action Plan;

20.1.3.

Bottler fails to handle the Concentrates or manufacture or handle the Authorized Covered Beverages at the Regional Manufacturing Facilities in strict conformity with the Technical Requirements and applicable laws, rules and regulations and Bottler fails to complete corrective measures approved by Company within the timeframe therefor reasonably established by Company;

20.1.4.	Bottler or any Affiliate of Bottler engages in any of the activities prohibited under Section 10;
20.1.5.	[Reserved];
20.1.6.	[Reserved];

20.1.7.	Bottler breaches in any material respect any of Bottler’s other material obligations under this Agreement;
20.1.8.	Bottler breaches in any material respect any of Bottler’s material obligations under the NPSG Governance Agreement and such breach is not timely cured; or
20.1.9.	Any event of default occurs under Section XII of Bottler’s CBA that is not timely cured in the manner provided in Bottler’s CBA.
20.2.

In any such event of default, Company may either exercise its right to terminate under this Section 20 (subject to Section 21 and Section 23), or pursue any rights and remedies (other than termination) against Bottler with respect to any such event of default; provided, that Company will not take any action pursuant to this Section 20.2 or Section 21.4 that would limit Bottler’s right to cure under Section 21 of this Agreement or Paragraph 34 of Bottler’s CBA.

21.	BOTTLER RIGHT TO CURE
21.1.	Upon the occurrence of any of the events of default enumerated in Section 20, Company will give Bottler Notice of default.
21.2.	In the case of an event of default due to a material breach by Bottler of its obligations under Section 12 (other than Sections 12.2 or 12.4) or Section 13:
21.2.1.	Bottler shall have a period of sixty (60) days from receipt of the Notice of default within which to cure such default, by:
21.2.1.1.	at the instruction of Company and at Bottler’s expense, promptly withdrawing from the market and destroying any Authorized Covered Beverage that fails to meet the Technical Requirements;
21.2.1.2.	compliance with the “Corrective Action” provision of the Technical Requirements; and
21.2.1.3.

implementing a corrective action plan (the “Technical Corrective Action Plan”), to be negotiated in good faith and agreed to by Company and Bottler, that reasonably meets the applicable requirements of the “Corrective Action” provision of the Technical Requirements (which Technical Corrective Action Plan may, by mutual agreement of the parties, provide for actions to be taken after expiration of the cure periods specified herein).

21.2.2.

If such default has not been cured within such initial sixty (60) day period (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Bottler must cure such default within a second period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan) during which period Company may, by giving Bottler further Notice to such effect, suspend sales to Bottler of Concentrates and require Bottler to cease manufacture of Authorized Covered Beverages at the Regional Manufacturing Facilities and the supply and sale of Authorized Covered Beverages from the Regional Manufacturing Facilities by Bottler to

Recipient Bottlers; provided, however, that if Bottler has throughout the first and second cure periods strictly complied with Section 13 (Recall) and Section 30 (Incident Management), then such suspension of Concentrate sales and cessation of manufacture and supply shall be limited to the Regional Manufacturing Facilities in which the default occurred.

21.2.3.

If such default has not been cured during such second period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Company may terminate this Agreement, by giving Bottler Notice to such effect, effective immediately; provided, however, that if Bottler has throughout the first and second cure periods strictly complied with Section 13 (Recall) and Section 30 (Incident Management), then Bottler will have a third period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan) within which to cure the default.

21.2.4.

If such default has not been cured during any such third period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Company may terminate this Agreement, by giving Bottler notice to such effect, effective immediately.

21.3.	In the case of an event of default other than those specified in Section 21.2:
21.3.1.

Within sixty (60) days of receipt of such Notice, Bottler will provide Company with a corrective action plan (the “Non-Technical Corrective Action Plan”). The Non-Technical Corrective Action Plan must provide for correction of all issues identified in the Notice of default within one (1) year or less from the date on which the Non-Technical Corrective Action Plan is provided to Company.

21.3.2.	Company will negotiate in good faith with Bottler the terms of the Non-Technical Corrective Action Plan.
21.3.3.

If Company and Bottler fail to agree on a Non-Technical Corrective Action Plan within sixty (60) days of Bottler’s tender of such plan, Bottler must cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice of default. If Bottler fails to cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice, the default will be deemed not to have been cured.

21.3.4.

If Company and Bottler timely agree on a Non-Technical Corrective Action Plan, but Bottler fails to implement the agreed Non-Technical Corrective Action Plan to Company’s reasonable satisfaction within the time period specified by the Non-Technical Corrective Action Plan, the default will be deemed not to have been cured.

21.3.5.

In the event of an uncured default under this Section 21.3, Company may, by giving Bottler further Notice of termination, terminate this Agreement and require Bottler to cease manufacturing Authorized Covered Beverages at the Regional Manufacturing Facilities.

21.4.	The provisions of this Section 21 (including any cure) will not limit Company’s right to pursue remedies under this Agreement on account of Bottler’s default, other than (a)

termination of this Agreement under Section 20, (b) cessation of Company’s performance of its obligations under this Agreement, or (c) rescission.
21.5.

In the case of a breach by Bottler or one of its Affiliates of its obligations under this Agreement (other than an event of default specified by Section 21.2), such breach will be deemed to be cured for purposes of this Section 21 if Bottler (or its Affiliate) has terminated the acts or omissions described in such Notice of breach, and has taken reasonable steps under the circumstances to prevent the recurrence of such breach.

22.	[RESERVED.]
23.	EFFECT OF BOTTLER’S CBA ON THIS AGREEMENT IN CERTAIN EVENTS
23.1.	Upon any termination of Bottler’s CBA by Company, Company will concurrently terminate this Agreement unless otherwise agreed in writing by the parties.
24.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS
24.1.	Upon the termination of this Agreement, except to the extent provided in any other agreement between Bottler and Company (or one of Company’s Affiliates):
24.1.1.

Bottler shall not thereafter continue to manufacture any of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities or to make any use of the Trademarks or Authorized Containers, or any closures, cases or labels bearing the Trademarks in connection with the manufacture of Authorized Covered Beverages at the Regional Manufacturing Facilities; and

24.1.2.

Bottler shall forthwith deliver all materials used by Bottler exclusively for the manufacturing of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities, including Concentrates, usable returnable or any nonreturnable containers, cases, closures, and labels bearing the Trademarks, still in Bottler’s possession or under Bottler’s control, to Company or Company’s nominee, as instructed, and, upon receipt, Company shall pay to Bottler a sum equal to the reasonable market value of such supplies or materials. Company will accept and pay for only such articles as are, in the opinion of Company, in first-class and usable condition, and all other such articles shall be destroyed at Bottler’s expense.  Containers, closures and all other items bearing the name of Bottler, in addition to the Trademarks, that have not been purchased by Company shall be destroyed without cost to Company, or otherwise disposed of in accordance with instructions given by Company, unless Bottler can remove or obliterate the Trademarks therefrom to the satisfaction of Company.  The provisions for repurchase contained this Section 24.1.2 shall apply with regard to any Authorized Container approval of which has been withdrawn by Company under Section 12.10, except under circumstances under which this Agreement is terminated by Company in accordance with Section 20.

25.	COMPANY’S RIGHT OF ASSIGNMENT

Company may assign any of its rights and delegate all or any of its duties or obligations under this Agreement to one or more of its Affiliates; provided, however, that any such assignment or delegation will not relieve Company from any of its contractual obligations under this Agreement.

26.	LITIGATION
26.1.

Company reserves and has the sole and exclusive right and responsibility to institute any civil, administrative or criminal proceedings or actions, and generally to take or seek any available legal remedy it deems desirable, for the protection of its reputation, the Trademarks, and other intellectual property rights, as well as for the Concentrates, and to defend any action affecting these matters.

26.2.

At the request of Company, Bottler will render reasonable assistance in any such action, including, if requested to do so in the sole discretion of Company, allowing Bottler to be named as a party to such action. However, no financial burden will be imposed on Bottler for rendering such assistance.

26.3.	Bottler shall not have any claim against Company or its Affiliates as a result of such proceedings or action or for any failure to institute or defend such proceedings or action.
26.4.	Bottler must promptly notify Company of any litigation or proceedings instituted or threatened against Bottler affecting these matters.
26.5.

Bottler must not institute any legal or administrative proceedings against any third party that may affect the interests of Company in the Trademarks without the prior written consent of Company, which consent Company may grant or withhold in its sole discretion.

26.6.

Bottler will consult with Company on all product liability claims, proceedings or actions brought against Bottler in connection with the Authorized Covered Beverages and will take such action with respect to the defense of any such claim or lawsuit as Company may reasonably request in order to protect the interests of Company in the Authorized Covered Beverages or the goodwill associated with the Trademarks.

27.	INDEMNIFICATION
27.1.

Company will indemnify, protect, defend and hold harmless each of Bottler and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all claims, liabilities, losses, damages, injuries, demands, actions, causes of action, suits, proceedings, judgments and expenses, including reasonable attorneys' fees, court costs and other legal expenses (collectively, “Losses”), to the extent arising from, connected with or attributable to: (a) Company’s manufacture of the Concentrates (except to the extent arising from matters for which Bottler is responsible under Section 13.5 or Section 27.2); (b) the breach by Company of any provision this Agreement; (c) Bottler’s use, in accordance with this Agreement and Company guidelines respecting use of Company intellectual property, of the Trademarks or of package labels; or (d) the inaccuracy of any warranty or representation made by Company herein or in connection herewith. None of the above indemnities shall require Company to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.
27.2.

Bottler will indemnify, protect, defend and hold harmless each of Company and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all Losses to the extent arising from, connected with or attributable to: (a) Bottler’s manufacture of the Authorized Covered Beverages at the Regional Manufacturing Facilities (except to the extent arising from matters for which Company is responsible under Section 13.4 or Section 27.1); (b) the breach by Bottler of any provision of this Agreement; or (c) the inaccuracy of any warranty or representation made by Bottler herein or in connection herewith. None of the above indemnities shall require Bottler to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

27.3.

Neither party will be obligated under this Section 27 to indemnify the other party for Losses consisting of lost profits or revenues, loss of use, or similar economic loss, or for any indirect, special, incidental, consequential or similar damages (“Consequential Damages”) arising out of or in connection with the performance or non-performance of this Agreement (except to the extent that an indemnified third party claim asserted against a party includes Consequential Damages).

28.	BOTTLER’S INSURANCE

Bottler will obtain and maintain a policy of insurance with insurance carriers in such amounts and against such risks as would be maintained by a similarly situated company of a similar size and giving full and comprehensive coverage both as to amount and risks covered in respect of matters referred to in Section 27 (including Bottler’s indemnity of Company contained therein) and will on request produce evidence satisfactory to Company of the existence of such insurance.  Compliance with this Section 28 will not limit or relieve Bottler from its obligations under Section 27.  In addition, Bottler will satisfy the insurance requirements specified on Schedule 28.

29.	[RESERVED.]
30.	INCIDENT MANAGEMENT
30.1.

Company and Bottler recognize that incidents may arise that can threaten the reputation and business of Bottler and/or negatively affect the good name, reputation and image of Company and the Trademarks.

30.2.

In order to address such incidents, including any questions of quality of the Authorized Covered Beverages that may occur, Bottler will designate and organize an incident management team and inform Company of the members of such team.

30.3.

Bottler further agrees to cooperate fully with Company and such third parties as Company may designate and coordinate all efforts to address and resolve any such incident consistent with procedures for crisis management that may be issued to Bottler by Company from time to time.

31.	SEVERABILITY

If any provision of this Agreement is or becomes legally ineffective or invalid, the validity or effect of the remaining provisions of this Agreement shall not be affected; provided that the invalidity or ineffectiveness of such provision shall not prevent or unduly hamper performance hereunder or prejudice the ownership or validity of the Trademarks.

32.	REPLACEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION
32.1.	As to all matters and things herein mentioned, the parties agree:
32.1.1.	[Reserved];
32.1.2.

This Agreement, together with the National Product Supply System Governance Agreement and the documents implementing and governing the NPSG and the NPSG Board set forth the entire agreement between Company and Bottler with respect to the subject matter hereof, and all prior understandings, commitments or agreements relating to such matters between the parties or their predecessors-in-interest are of no force or effect and are cancelled hereby; provided, however, that any written representations made by either party upon which the other party relied in entering into this Agreement will remain binding to the extent identified on Schedule 32.1.2;

32.1.3.

Any waiver, amendment or modification of this Agreement or any of its provisions, and any consents given under this Agreement will not be binding upon Bottler or Company unless made in writing, signed by an officer or other duly qualified and authorized representative of Company or by a duly qualified and authorized representative of Bottler; and

32.1.4.

Except as expressly provided in this Agreement, this Section 32.1 is not intended to affect in any way the rights and obligations of Bottler (or any of its Affiliates) or Company (or any of its Affiliates) under Bottler’s CBA or the agreements listed in Schedule 32.1.2.

33.	NO WAIVER

Failure of Company or Bottler (including any of their respective Affiliates) to exercise promptly any right herein granted, or to require strict performance of any obligation undertaken herein by the other party, will not be deemed to be a waiver of such right or of the right to demand subsequent performance of any and all obligations herein undertaken by Bottler or by Company.

34.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES
34.1.	Bottler is an independent contractor and is not an agent of, or a partner or joint venturer with, Company.
34.2.	Each of Company and Bottler agree that it will neither represent, nor allow itself to be held out as an agent of, or partner or joint venturer with the other (including any of its Affiliates).

34.3.

Bottler and Company do not intend to create, and this Agreement will not be construed to create, a partnership, joint venture, agency, or any form of fiduciary relationship.  Each party covenants and agrees never to assert that a partnership, joint venture or fiduciary relationship exists or has been created under or in connection with this Agreement and the Related Agreements.  There is no partnership, joint venture, agency, or any form of fiduciary relationship existing between Bottler and Company, but if it there is determined or found to be a partnership, joint venture, or agency, then Bottler and  Company expressly disclaim all fiduciary duties that might otherwise exist under applicable law.

34.4.

Nothing in this Agreement, express or implied, is intended or will be construed to give any Person, other than the parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement. This Agreement does not, and is not intended to, confer any rights or remedies upon any Person other than Bottler and Company.

35.	HEADINGS AND OTHER MATTERS
35.1.	The headings herein are solely for the convenience of the parties and will not affect the interpretation of this Agreement.
35.2.	As used in this Agreement, the phrase “including” means “including, without limitation” in each instance.
35.3.

References in this Agreement to Sections are to the respective Sections of this Agreement, and references to Exhibits and Schedules are to the respective Exhibits and Schedules of this Agreement as they may be amended from time to time.

36.	EXECUTION IN MULTIPLE COUNTERPARTS

The parties may execute this Agreement in counterparts, each of which is deemed an original and all of which only constitute one original.

37.	NOTICE AND ACKNOWLEDGEMENT
37.1.	Notices.
37.1.1.

Requirement of a Writing and Permitted Methods of Delivery.  Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing:

37.1.1.1.	personal delivery;
37.1.1.2.	Registered or Certified Mail, in each case, return receipt requested and postage prepaid;
37.1.1.3.	nationally recognized overnight courier, with all fees prepaid;

37.1.1.4.	facsimile; or
37.1.1.5.	e-mail (followed by delivery of an original by another delivery method provided for in this Section).
37.1.2.

Addressees and Addresses.  Each party giving a Notice must address the Notice to the appropriate person at the receiving party (the “Addressee”) at the address listed below or to another Addressee or at another address designated by a party in a Notice pursuant to this Section.

Company:

The Coca‑Cola Company
One Coca‑Cola Plaza
Atlanta, Georgia 30313
Attention:	EVP & President CCNA [or such other title as may be applicable to Company’s most senior officer for North America operations]
Email: jdouglas@coca-cola.com

With a copy to:

The Coca‑Cola Company
One Coca‑Cola Plaza
Atlanta, Georgia 30313
Attention: General Counsel
Email: bgoepelt@coca-cola.com

and

King & Spalding LLP
1180 Peachtree Street NE
Atlanta, Georgia 30309
Attention:	William G. Roche
Anne M. Cox
Email:	broche@kslaw.com
acox@kslaw.com

Bottler:

Coca-Cola Bottling Co. Consolidated
4100 Coca Cola Plaza
Charlotte, North Carolina 28211
Attention:	Lawrence K. Workman, Jr., Vice President
Email:	kent.workman@ccbcc.com

With a copy to:

Moore & Van Allen PLLC
100 North Tryon Street
Suite 4700
Charlotte, North Carolina 28202
Attention:	John V. McIntosh
E. Beauregarde Fisher III
Email:	johnmcintosh@mvalaw.com
beaufisher@mvalaw.com
37.1.3.

Effectiveness of a Notice.  Except as specifically provided elsewhere in this Agreement, a Notice is effective only if the party giving or making the Notice has complied with Sections 37.1.1 and 37.1.2 and if the Addressee has received the Notice.  A Notice is deemed to have been received as follows:

37.1.3.1.	If a Notice is delivered in person, when delivered to the Addressee.
37.1.3.2.	If delivered by Registered or Certified Mail, upon receipt by Addressee, as indicated by the date on the signed receipt.
37.1.3.3.	If delivered by nationally recognized overnight courier service, one Business Day after deposit with such courier service.
37.1.3.4.	If sent by e-mail, when sent (if followed promptly by delivery of an original by another delivery method provided for in this Section).
37.1.3.5.

If the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal or inability to deliver.

37.1.3.6.

Despite the other clauses of this Section 37.1.3, if any Notice is received after 5:00 p.m. on a Business Day where the Addressee is located, or on a day that is not a Business Day where the Addressee is located, then the Notice is deemed received at 9:00 a.m. on the next Business Day where the Addressee is located.

37.2.

If Bottler’s signature or acknowledgment is required or requested with respect to any document in connection with this Agreement and any employee or representative authorized by Bottler “clicks” in the appropriate space on the website designated by Company or takes such other action as may be indicated by Company, Bottler shall be deemed to have signed or acknowledged the document to the same extent and with the same effect as if Bottler had signed the document manually; provided, however, that no such signature or acknowledgment shall amend or vary the terms and conditions of this Agreement.

37.3.

Bottler acknowledges and agrees that Bottler has the ability and knowledge to print information delivered to Bottler electronically, or otherwise knows how to store that information in a way that ensures that it remains accessible to Bottler in an unchanged form.

38.	CHOICE OF LAW AND VENUE
38.1.

This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia, United States of America, without giving effect to any applicable principles of choice or conflict of laws, as to contract formation, construction and interpretation issues, and the federal trademark laws of the United States of America as to trademark matters.

38.2.

The parties agree that any lawsuit commenced in connection with, or in relation to, this Agreement must be brought in a United States District Court, if there is any basis for federal court jurisdiction.  If the party bringing such action reasonably concludes that federal court jurisdiction does not exist, then the party may commence such action in any court of competent jurisdiction.

39.	CONFIDENTIALITY
39.1.

In the performance of this Agreement, each party may disclose to the other party certain Proprietary Information.  The Proprietary Information of the Disclosing Party will remain the sole and exclusive property of the Disclosing Party or a third party providing such information to the Disclosing Party.  The disclosure of the Proprietary Information to the Receiving Party does not confer upon the Receiving Party any license, interest, or right of any kind in or to the Proprietary Information, except as expressly provided under this Agreement.

39.2.

At all times and notwithstanding any termination or expiration of this Agreement or any amendment hereto, the Receiving Party agrees that it will hold in strict confidence and not disclose to any third party the Proprietary Information of the Disclosing Party, except as approved in writing by the Disclosing Party.  The Receiving Party will only permit access to the Proprietary Information of the Disclosing Party to those of its or its Affiliates’ employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained in this Agreement (including external auditors, attorneys and consultants).

39.3.

The Receiving Party will be responsible to the Disclosing Party for any third party’s use and disclosure of the Proprietary Information that the Receiving Party provides to such third party in accordance with this Agreement.  The Receiving Party will use at least the same degree of care it would use to protect its own Proprietary Information of like importance, but in any case with no less than a reasonable degree of care, including maintaining information security standards specific to such information as set forth in this Agreement.

39.4.

If the Receiving Party is required by a Governmental Authority or applicable law to disclose any of the Proprietary Information of the Disclosing Party, the Receiving Party will (a) first give Notice of such required disclosure to the Disclosing Party (to the extent permitted by applicable law), (b) if requested by the Disclosing Party, use reasonable efforts to obtain a protective order requiring that the Proprietary Information to be disclosed be used only for the purposes for which disclosure is required, (c) if requested by the Disclosing Party, take reasonable steps to allow the Disclosing Party to seek to protect the confidentiality of the Proprietary Information required to be disclosed, and (d) disclose only that part of the Proprietary Information that, after consultation with its legal counsel, it determines that it is required to disclose.

39.5.	Each party will immediately notify the other party in writing upon discovery of any loss or unauthorized use or disclosure of the Proprietary Information of the other party.
39.6.

The Receiving Party will not reproduce the Disclosing Party’s Proprietary Information in any form except as required to accomplish the intent of this Agreement.  Any reproduction of any Proprietary Information by the Receiving Party will remain the property of the Disclosing Party and must contain any and all confidential or proprietary Notices or legends that appear on the original, unless otherwise authorized in writing by the Disclosing Party.

39.7.	Neither party will communicate any information to the other party in violation of the proprietary rights of any third party.
39.8.

Upon the earlier of termination of this Agreement, written request of the Disclosing Party, or when no longer needed by the Receiving Party for fulfillment of its obligations under this Agreement, the Receiving Party will, if requested by the Disclosing Party,  either: (a) promptly return to the Disclosing Party all documents and other tangible materials representing the Disclosing Party’s Proprietary Information, and all copies thereof in its possession or control, if any; or (b) destroy all tangible copies of the Disclosing Party’s Proprietary Information in its possession or control, if any, in each case, except to the extent that such action would violate applicable regulatory or legal requirements.  Each party’s counsel may retain one copy of documents and communications between the Parties as necessary for archival purposes or regulatory purposes.

40.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS

The parties acknowledge and agree that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions must not be construed in favor of or against any party by reason of the extent to which a party or its professional advisors may have participated in the preparation of this Agreement.

41.	RESERVATION OF RIGHTS

As relates to the Territories and the Regional Manufacturing Facilities, Company reserves all rights not expressly granted to Bottler under this Agreement or Bottler’s CBA.

42.	BOTTLER AFFILIATES

Bottler hereby absolutely, unconditionally and irrevocably guarantees that any actions taken by any of Bottler’s Affiliates pursuant to this Agreement will be taken in accordance with all applicable requirements set forth herein to the same extent as if such actions had been taken by Bottler.  Bottler acknowledges and agrees that any breach of this Agreement by any Affiliate of Bottler shall be considered a breach by Bottler for all purposes hereof.

[Signature page(s) follow]

IN WITNESS WHEREOF, COMPANY AT ATLANTA, GEORGIA, AND BOTTLER AT CHARLOTTE, NORTH CAROLINA, HAVE CAUSED THESE PRESENTS TO BE EXECUTED IN TRIPLICATE BY THE DULY AUTHORIZED PERSON OR PERSONS ON THEIR BEHALF ON THE EFFECTIVE DATE.

THE COCA-COLA COMPANY

By: /s/ J. Alexander M. Douglas, Jr.
Authorized Representative

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ Umesh M. Kasbekar
Authorized Representative

EXHIBIT A

Regional Manufacturing Facilities

Sandston, VA

EXHIBIT B

Authorized Covered Beverages

The following Beverages and all SKUs, packages, flavor, calorie and other variations (e.g., Sprite Cranberry, Sprite Zero Cranberry) of each such Beverage offered by Company that are identified by the primary Trademark that also identifies such Beverage or any modification of such primary Trademark, such as, e.g., the primary Trademark used in conjunction with a prefix, a suffix or other modifier:

Coca-Cola

Caffeine Free Coca-Cola

Diet Coke

Diet Coke with Lime

Diet Coke with Splenda®

Caffeine free Diet Coke

Coca-Cola Life

Coca-Cola Zero

caffeine free Coca-Cola Zero

Cherry Coke

Diet Cherry Coke

Cherry Coke Zero

Vanilla Coke

Diet Vanilla Coke

Vanilla Coke Zero

Barq’s

Diet Barq’s

DASANI

DASANI Plus

DASANI Sparkling

Fanta

Fanta Zero

Fresca

Mello Yello

Mello Yello Zero

PiBB Xtra

PiBB Zero

Seagram’s ginger ale

Seagram’s mixers

Seagram’s seltzer water

Sprite

Sprite Zero

TaB

VAULT

VAULT Zero

Delaware Punch

FUZE

FUZE Tea

FUZE Juices

FUZE Refreshments

FUZE slenderize

EXHIBIT C

Interim Finished Goods Supply Agreement

See attached.

EXHIBIT C

FINISHED GOODS SUPPLY AGREEMENT

[“BOTTLER” AS PRODUCER FOR CCR DISTRIBUTION CENTERS]

This Finished Goods Supply Agreement (“Agreement”) is made and executed this ___ day of _______, 20__ by and between Coca-Cola Refreshments USA, Inc. (“CCR”)1 and [Bottler] (“Bottler”).

Background

A.	The Coca-Cola Company (“Company”) and its Affiliates make and sell beverage products and related materials and ingredients.
B.

Company has granted to Bottler, under the Manufacturing Agreement, the right to manufacture, produce and package (collectively, “manufacture”), at the Manufacturing Facilities, Authorized Covered Beverages in Authorized Containers for distribution and sale by Bottler and its Affiliates for their account in accordance with Bottler’s CBA and for supply to certain other U.S. Coca-Cola Bottlers.

C.

The Parties desire to enter into this Agreement, under which Bottler will, among other things, manufacture and supply, and CCR will purchase, such quantities of Authorized Covered Beverages as CCR may from time to time request, as provided in this Agreement.

In exchange for the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Term

The term of this Agreement (the “Term”) will begin as of __________ and will continue until terminated in accordance with Section 23 hereof.

1 Note:  Bottlers other than CCR may be the purchaser using this form of Agreement in which case appropriate conforming changes to this form will be made.

2.	Definitions

Capitalized terms not specifically defined in this Agreement have the meaning specified in the [Expanding Participating Bottler/Initial Regional/Regional] Manufacturing Agreement between CCR and Bottler dated ______________, 20__ (the “Manufacturing Agreement”). In addition, the following terms have the meanings specified below:

a.

“Distribution Center” means a facility operated by CCR at which it receives Products made at a Manufacturing Facility, and from which CCR distributes Products to customers and consumers. The Distribution Centers as of the Effective Date are specified in Exhibit C.CCR may, upon 90 days prior written notice to, and consultation with, Bottler, change, add or eliminate Distribution Centers during the Term, as long as CCR continues to purchase from Bottler the Products for the geographic territories serviced by the Distribution Centers from the Manufacturing Facilities prior to such change, addition or elimination in accordance with the same sourcing priority matrix as attached as Exhibit C hereto.

b.	“Effective Date” means _______________ [the date of execution and delivery of this Agreement].
c.

“Innovation SKU” means a new SKU that has been introduced by Company that CCR distributes or intends to distribute and that is or that Bottler agrees will be manufactured by Bottler at the Manufacturing Facilities in accordance with the Manufacturing Agreement.  Innovation SKU does not include any SKU that has been distributed for greater than ninety (90) days.

d.	“Party” means either Bottler or CCR, or their permitted successors or assigns hereunder.
e.

“Primary Packaging” means the container for a Product SKU in any form or material (together with the graphics), including, by way of example and not limitation, 8 oz. glass bottles with graphics imprinted, 12 oz. aluminum cans with graphics imprinted or plastic 2 two liter containers with labels.

f.

“Manufacturing Facilities” mean facilities operated by Bottler that Bottler acquired from CCR during 2016 that produce Products, and from which CCR receives Products to its Distribution Centers.  The Manufacturing Facilities covered by this Agreement as of the Effective Date are specified in Exhibit C.

g.

“Rolling Replenishment Forecast” means a weekly-generated written estimate, by individual SKU, by week, by Distribution Center and in the aggregate for all of CCR’s Distribution Centers sourced from the Manufacturing Facilities, of the volume of Products that CCR expects to purchase for the next thirteen (13) calendar weeks.  The form of Rolling Replenishment Forecast is attached as Exhibit D, or will be as generated electronically and transmitted by CCR to Bottler.

h.	“Service Level Agreement” means the Service Level Agreement attached to this Agreement as Exhibit F, as hereafter amended by the Parties.
i.	“Secondary Packaging” means packaging that contains Primary Packaging.
j.	“Tertiary Packaging” means packaging that contains Secondary Packaging.
k.

“Value Added Facility” or “VAF” means a facility, whether owned by Bottler or CCR, and designated by Company as a VAF, that consolidates certain low velocity Product SKUs identified by CCR’s VAF segmentation process (“VAF Products”), for shipment to Bottler’s Distribution Centers.

l.	“Version” means the Primary Packaging, Secondary Packaging, and Tertiary Packaging, and the pallet configuration, in which a Product SKU is to be provided, as set forth on Exhibit C.
3.	Products

This Agreement covers the supply by Bottler to CCR of Authorized Covered Beverages produced by or on behalf of Bottler at a Manufacturing Facility in Authorized Containers (“Products”).  The Products as of the Effective Date are listed in Exhibit A.  The parties may mutually agree to add SKUs of Products in Authorized Containers to Exhibit A at any time during the Term.  CCR may delete SKUs from Exhibit A with the agreement of Bottler.  The 2016 SKU pricing will be fixed for all of 2016 except as permitted in Exhibit B

[Note To Draft: At Closing, Exhibit A will list all Product SKUs, in each case with the applicable Transfer Price, to be produced by Bottler and purchased by CCR.]

4.	Parties’ Purchase and Supply Commitments and Sourcing

Except as provided in Subsections 4(a), 4(b), or 5(d) hereof, CCR will purchase from Bottler or a designated Bottler Affiliate, and Bottler will supply or will cause Bottler’s designated Affiliate to supply, such quantities of Products as CCR may from time to time request in accordance with the terms hereof and in accordance with the same sourcing priority matrix as specified in Exhibit C hereto.  Bottler’s use of an Affiliate for the supply of any Products shall not relieve Bottler of any of its obligations set forth herein. Bottler will use commercially reasonable efforts to promptly advise CCR of any actual or anticipated delay in delivery of Products.

a.

In the case of Covered Beverages and Related Products, CCR may purchase one or more SKUs from alternate production facilities operated by any Company Authorized Supplier (including, if applicable, any such authorized production facilities operated by Bottler), if and to the extent that (i) Bottler has notified CCR that Bottler will not provide such SKU (such notice to be provided by telephone call and email); (ii) CCR has reasonably determined that delivery by Bottler of any such SKU (including any SKU requested by CCR’s customers) to the applicable Distribution Center will either

(A) be 48 hours or more overdue, or (B) be late and result in a Distribution Center  out-of-stock situation; or (iii) Bottler’s delivery of any Products is delayed or impaired as a result of a Force Majeure Event.

b.

CCR will have the right to source from alternate production facilities operated by any Company Authorized Supplier (including, if applicable, any such authorized production facilities operated by CCR) (i) slow moving products (less than full pallet quantities), (ii) customer special requests, and (iii) Hot Shot Orders (i.e., time-sensitive orders that require faster delivery times than are required in the normal order process) that Bottler cannot fulfill or elects not to fulfill, in each case, so long as CCR has first provided Bottler with the opportunity to supply the requested Products and Bottler has declined to provide them. Bottler will respond in a reasonably prompt manner to any such requests from CCR.

c.

Bottler will continue to operate VAFs for the supply of VAF Products to CCR’s Distribution Centers as required. CCR may continue to operate VAFs and may supply VAF Products from CCNA-designated VAFs to CCR’s Distribution Centers.

5.	Manufacturing Facilities and Package Versions
a.	Bottler will supply Products in the Versions specified in Exhibit C. Exhibit C may be amended from time to time to change the Versions being supplied to CCR only with the consent of both Parties.
b.

Bottler shall supply all primary-sourced Product SKUs from the Manufacturing Facilities to CCR Distribution Centers as specified in Exhibit C.  If the Manufacturing Facility specified in Exhibit C cannot source any of the primary-sourced SKUs, then Bottler shall coordinate supply from a secondary source and upon confirmation of product availability, notify CCR of the change in sourcing.

c.

If CCR wishes to change the sourcing of any Product SKU from a Bottler Manufacturing Facility (including Bottler VAFs) to a CCR production center (including CCR VAFs), or vice versa, such change would require the consent of Bottler.

d.	CCR may elect to change a CCR production center listed on Exhibit C (if any) so long as it continues to supply the same SKU to the same Distribution Center as specified in Exhibit C.
e.	Bottler and CCR will meet at least every six (6) months as part of the normal management process and the management routines will be documented in the Service Level Agreement, Exhibit F.

[Note to Draft:Exhibit C will be prepared in a mutually agreed form.  Bottler will provide Exhibit C prior to Closing.  Exhibit C will include a list of the then- existing primary and secondary sources for the Product SKUs to the Distribution Centers (including both CCR sources and Bottler sources) and the then-current Versions used for the Product SKUs by such sources.]

6.	Forecasts, CCR’s Purchase Obligation, and Allocation of Constrained SKUs
a.

CCR will provide to Bottler a Rolling Replenishment Forecast.  The Rolling Replenishment Forecast will be provided by CCR for the Territory in the form comparable to Exhibit D to this Agreement or electronically by jointly agreed means on or before Thursday of each calendar week, by 4 PM Eastern.  If the Rolling Replenishment Forecast is not received by Bottler by such time, then the last forecast provided by CCR will apply, CCR will not have the right to adjust or validate such forecast, and such forecast will be deemed the Rolling Replenishment Forecast under this Section 6 and will be the forecast on which CCR Forecast Accuracy is calculated under Section 11.  The Rolling Replenishment Forecast will be a firm purchase obligation on behalf of CCR for the forecasted volume for all SKUs unique to CCR (i.e. produced by Bottler solely for supply to CCR) from the applicable Manufacturing Facility for the next three weeks of the Rolling Replenishment Forecast.  Forecasts for all other Products must be made in good faith but will not result in a firm purchase obligation on behalf of CCR.

b.

Bottler will use commercially reasonable efforts to avoid shortages and will provide timely updates on constrained SKUs.  In the event of capacity constraints or short supply, Bottler will allocate available supply based on the following:

i.

For an existing Product SKU:  In the event of a shortage of an existing Product SKU (with capacity determined on a national basis), there will be a fair and equitable process based on the annual historical total case volume percentage of all bottlers for the constrained SKU for the previous calendar year applied to the available supply of the constrained SKU, considering only the bottlers requiring the SKU that is in short supply.

ii.

For an Innovation SKU new to the system:  In the event of a shortage of an Innovation SKU new to the system (with capacity determined on a national basis), the available supply would be allocated on a pro rata basis among the bottlers ordering such Innovation SKU (based upon the forecasts of each bottler for such Innovation SKU).

iii.

For an Innovation SKU not new to the system, where the SKU is replacing an existing SKU (a “Replacement Innovation SKU”):  In the event of shortage of a Replacement Innovation SKU (with capacity determined on a national basis), the available supply would be allocated on a pro rata basis among the bottlers ordering the Replacement Innovation SKU (based on (x) Bottler’s prior year sales of the SKU being replaced, (y) the prior year sales of the SKU being replaced for any other bottlers that are ordering the Replacement SKU for the first time, and (z) the prior year sales of the Replacement Innovation SKU for the bottlers that are not ordering the Replacement Innovation SKU for the first time).

iv.	For an Innovation SKU not new to the system, where the SKU is not replacing an existing SKU (a “Non-Replacement Innovation SKU”): In the event of shortage of a Non-Replacement Innovation SKU (with capacity determined on a national basis), the available supply would be allocated on a pro rata basis among the bottlers ordering the Non-Replacement Innovation SKU (based on (x) CCR’s forecast for the Non-Replacement SKU, (y) the forecast for the Non-Replacement Innovation SKU for any other bottlers that are ordering the Non-Replacement SKU for the first time, and (z) the prior year sales of the Non-Replacement Innovation SKU for the bottlers that are not ordering the Non-Replacement Innovation SKU for the first time).

c.	CCR may, in its sole discretion, direct such constrained Products in disproportionate amounts to any of its Distribution Centers.
d.

CCR will use commercially reasonable efforts to provide Bottler with written notice (by email to a Bottler-defined representative) of the proposed launch of an Innovation SKU as soon as practicable prior to the proposed launch date.  Such notice shall include the commercial plan, operating deck and Transfer Pricing for the Innovation SKU.

i.

CCR may also provide to Bottler a written replenishment forecast in a form substantially similar to that set forth in Exhibit E of the volume requirements for such Innovation SKU for each Distribution Center, by week, for the first thirteen (13) weeks (unless a different period of time is mutually agreed by the Parties) after launch of such Innovation SKU (“Innovation SKU Forecast”).  CCR may revise any Innovation SKU Forecast at any time prior to sixty (60) days before the launch date. Additionally, CCR may revise any part of the last nine (9) weeks of the Innovation SKU Forecast (but not the first four (4) weeks of the Innovation SKU Forecast) between sixty (60) days’ and thirty (30) days’ prior to the launch date.  The Innovation SKU Forecast (as modified by any permitted revisions, as permitted by this paragraph) will be a firm purchase obligation on behalf of CCR and CCR must purchase all Product in the Innovation SKU Forecast. Bottler will use commercially reasonable efforts to provide CCR with additional Innovation SKU volume during the first thirteen (13) weeks if product sales are greater than the forecast. Bottler will manufacture to the Innovation SKU Forecast for the period forecasted.

ii.

After the Innovation SKU has been distributed for thirteen (13) weeks, CCR will comply with the requirements of Section 6(a) above for Rolling Replenishment Forecasts for purposes of providing subsequent Rolling Replenishment Forecasts that include the Innovation SKU.

7.	Price

CCR will purchase, and Bottler will sell, the Products at the Transfer Price set forth in Exhibit B. The 2016 SKU pricing will be fixed for all of 2016 except as allowed in Exhibit B.

8.	Payment Terms and Invoicing
a.	Payment for Products is due in full within twenty-one (21) days from date of invoice.
b.

Bottler shall submit invoices for Products in accordance with the pricing methodology in Exhibit B hereto, and such invoices shall be submitted by Bottler to CCR within forty-five (45) days of shipment.

c.	Invoices will identify any applicable sales, use, or excise taxes.
d.

CCR will reimburse Bottler for all sales, use or excise taxes (if any), but CCR will not be responsible for remittance of such taxes to applicable tax authorities. To the extent applicable, Bottler shall reasonably cooperate with CCR in its efforts to obtain or maintain any reseller tax exemption certificates.

9.	Service Level Agreement

CCR and Bottler agree to comply with the terms of the Service Level Agreement attached as Exhibit F.  [Note To Draft:  To be completed prior to Closing]

10.	Bottler Performance Metrics
a.

“Case Fill On Time” means the percentage calculated by dividing the number of cases of Products shipped by Bottler to the applicable CCR Distribution Center on the promised shipment date by the number of ordered cases of Products for shipment to such Distribution Center by shipment date.  Bottler will use commercially reasonable efforts to begin measuring, tracking and reporting “Case Fill On Time” based upon delivery date (rather than shipment date) as soon as practicable.

i.

The following will not be included in the calculation of Case Fill On Time: (a) requests not filled due to changes made to the original order by CCR, and (b) Hot Shot Orders (as defined in Section 12(g)).

ii.

Bottler will use commercially reasonable efforts to (a) meet the “Case Fill On Time Performance Target” set forth in the Service Level Agreement, and (b) measure, track and report to CCR “Case Fill On Time” by day, week, and month for each CCR Distribution Center.

11.	CCR Performance Metrics

“Forecast Accuracy” means the accuracy of the “Lag 2 Week” included in CCR’s Rolling Replenishment Forecast for each Distribution Center, which is the forecasted volume to be purchased from Bottler for the second week of each such Rolling Replenishment Forecast, and is measured as 1 minus the Mean Absolute Percent Error (MAPE) over the 1 week period measured.  “MAPE” is defined as the sum across all SKUs of the absolute value of the difference between the SKU-level Lag-2 Week of the Rolling Replenishment Forecast provided to Bottler and the actual SKU-level shipments of

Product shipped to CCR for such Lag-2 Week, divided by the actual SKU-level shipments of Product shipped to CCR for such Lag-2 Week.  CCR will not be responsible for forecast errors to the extent attributable to Product not delivered by Bottler (i.e., the calculation will be adjusted to take into account Product not delivered by Bottler to a particular Distribution Center for the Lag-2 Week period in question). CCR will use commercially reasonable efforts to (a) meet the “Forecast Accuracy Performance Target” set forth in the Service Level Agreement, and (b) track, measure, and report to Bottler Forecast Accuracy weekly by Lag 2 Week.

12.	Product Quality
a.	Products must be delivered to CCR in saleable condition, meeting all product and package quality standards established by TCCC.
b.

Bottler will deliver all Products to CCR’s Distribution Center with at least 45 days of shelf life remaining, except that, in the case of SKUs requiring more than 45 days of shelf life remaining because of customer requirements (e.g., Club Stores, ARTM, etc.), Bottler will deliver such SKUs to CCR’s Distribution Center with at least 12 days more than the customer-specific requirements.

c.	CCR may accept or reject any Product with less than 45 days of available shelf life remaining, in CCR’s sole discretion, after discussion with Bottler.
d.	Products must have no material defects in material or workmanship when delivered to CCR’s Distribution Center.
e.	Bottler will not deliver to CCR’s Distribution Center(s) any Products that Bottler knows to be subject to recall.
f.	Product SKUs must be standing and undamaged when delivered by Bottler to CCR’s Distribution Center.
g.	Product loads must be braced and dunnaged or wrapped when delivered to CCR’s Distribution Center.
h.	Delivery trailers containing Products must be sealed, with Product documentation, and must not have off odors, leaks, or contaminants.
13.	Product Orders and Risk of Loss
a.	Ordering will be as set forth in the Service Level Agreement, Exhibit F.
b.

CCR agrees to cooperate with the Manufacturing Facility designated by Bottler and the Bottler Product Order Manager to develop and comply with an efficient, level ordering plan for the purchase of Products by CCR in accordance with the Rolling Replenishment Forecast (“Ordering Plan”).

c.	Except as provided in Subsection 13(f), (i) all orders for Product from CCR must be in full truck load quantities only and (ii) the minimum order quantity per SKU will be a full pallet.
d.

Bottler will ship Product orders from the Manufacturing Facility designated by Bottler to the Distribution Centers specified by CCR, except as provided in Subsection 13(e).  Title and risk of loss will pass to CCR upon initial receipt of the Products at the CCR Distribution Center.

e.

At Bottler’s discretion, CCR may be permitted to pick up Product orders at the Manufacturing Facility designated by Bottler.  Title and risk of loss will pass to CCR upon completion of the loading of such Products on CCR’s vehicles or common carriers at the Manufacturing Facility.

f.	The Parties may agree to Product orders for less than full pallet quantities.
g.	Additional provisions regarding placement and execution of orders are set forth in the Service Level Agreement.
h.

Neither Bottler nor CCR will make any changes in the Product order fulfillment process that could have an operational or financial impact on the other Party without the prior review and approval of the other Party (such approval not to be unreasonably withheld, conditioned or delayed).

14.	Warranties
a.

Each Party represents and warrants the following: (i) the Party’s execution, delivery and performance of this Agreement: (A) have been authorized by all necessary corporate action, (B) do not violate the terms of any law, regulation, or court order to which such Party is subject or the terms of any material agreement to which the Party or any of its assets may be subject and (C) are not subject to the consent or approval of any third party; (ii) this Agreement is the valid and binding obligation of the representing Party, enforceable against such Party in accordance with its terms; and (iii) such Party is not subject to any pending or threatened litigation or governmental action which could interfere with such Party’s performance of its obligations under this Agreement.

b.

In rendering its obligations under this Agreement, without limiting other applicable performance warranties, Bottler represents and warrants to CCR as follows: (i) Bottler is in good standing in the state of its incorporation and is qualified to do business as a  foreign corporation in each of the other states in which it conducts business; and (ii) Bottler shall secure or has secured all permits, licenses, regulatory approvals and registrations required to deliver and sell the Products, including registration with the appropriate taxing authorities for remittance of taxes.

c.	In performing its obligations under this Agreement, CCR represents and warrants to Bottler as follows: (i) CCR is in good standing in the state of its incorporation and is qualified to do business as a foreign corporation in each of the other states in which it is doing business; and (ii) CCR shall secure or has secured all permits, licenses, regulatory approvals and registrations required to perform its obligations under this Agreement.

15.	Product Warranty
a.

Bottler warrants to CCR that the Products sold to CCR under this Agreement comply at the time of shipment to Bottler in all respects with the Federal Food, Drug and Cosmetic Act, as amended (the “Act”), and all federal, state and local laws, rules, regulations and guidelines applicable.  Further, Bottler warrants that all Products shipped to CCR under this Agreement, and all packaging and other materials which come in contact with such Products, will not at the time of shipment to CCR be adulterated, contaminated, or misbranded within the meaning of the Act or any other federal, state or local law, rule or regulation applicable, and that such Products, packaging and other materials will not constitute articles prohibited from introduction into interstate commerce under the provisions of Sections 301(d), 404, 405 or 505 of the Act. CCR warrants to Bottler that the Products sold to CCR under this Agreement will be handled, stored and transported properly by Bottler, up to the time of shipment to Bottler.

b.

Bottler makes no covenant, representation or warranty concerning the Products of any kind whatsoever, express or implied, except as expressly set forth in this Agreement.  THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS, AND CONSTITUTE THE ONLY WARRANTIES OF CCR WITH RESPECT TO CCR’S PRODUCTS.

16.	Returns of Rejected Products
a.

Product Returns Classification.  CCR or Bottler may discover or become aware of the existence of Product related problems, quality or other technical problems relating to Products at the time of receipt by CCR, after acceptance by CCR, or after delivery by CCR to customers.  If such problems or quality issues are discovered, and such quality issues were due to quality or technical defects prior to delivery to CCR’s Distribution Center, then the affected Products will be returned to Bottler following the procedures in this Section based on the timing or circumstances of the discovery of quality or technical problems.

b.

Product Return – At Receipt.  If CCR discovers any of the following issues associated with Products within 24 hours following delivery of such Products to the Distribution Center (or of pickup by CCR at a Manufacturing Facility, if applicable):

i.	any Product that has either not been ordered and scheduled for delivery on a particular date, or

ii.	any Product that does not match the shipping documents presented at delivery, or
iii.	any defect or deficiency in such Product (e.g., loose caps or leaking seams), or
iv.	any non-conformance of such Product with any applicable warranties or quality standards,

then CCR will, within 24 hours following delivery of such Products to the Distribution Center (or of pickup by CCR at a Manufacturing Facility, if applicable), notify Bottler of such defect, deficiency or non-conformance.  CCR will be entitled to credit equal to the price paid by CCR for the defective, deficient or non-conforming Product (or cancellation of any unpaid charges associated with the defective, deficient or non-conforming Product), plus freight costs, if any, incurred by CCR in connection with the delivery and return of such defective, deficient or non-conforming product.  Any such credits will be applied within twenty-one (21) days against amounts otherwise due from CCR and will be reflected in reasonable detail on appropriate invoices sent to CCR.  All credit requests must be submitted by CCR to Bottler within forty-five (45) days of shipment acceptance for credit requests to be considered.

c.

Product Return – Quality Issues Post-Acceptance.  If after acceptance of any Product and more than 24 hours following delivery to a Distribution Center (or of pickup by CCR at a Manufacturing Facility, if applicable), CCR discovers:

i.	any defect or deficiency in such Products, or
ii.	any non-conformance of such Products with any applicable warranties or quality standards,

then CCR will notify Bottler within 24 hours of CCR’s identification of such defect, deficiency or non-conformance.  If the Product issue was discovered while in CCR’s possession, CCR will be entitled to a credit equal to price paid by CCR for the defective, deficient or non-conforming Product (or cancellation of any unpaid charges associated with the defective, deficient or non-conforming Product) as identified by CCR, plus freight costs, if any, incurred by CCR in connection with the delivery and return of such defective, deficient or non-conforming product.  If the Product issue was discovered while in possession of CCR’s customer or another third party, CCR will be entitled to reimbursement of any reasonable expenses it incurred in connection with removing, returning and/or replacing such defective, deficient or non-conforming Product.  Any such credits awarded hereunder will be applied against amounts otherwise due from CCR and will be reflected in reasonable detail on appropriate invoices sent to CCR.

17.	Product Recalls

Duties regarding Product Recalls are as provided in the Manufacturing Agreement and Bottler’s CBA.

18.	Local Innovation
a.

Primary packaging local innovation requests will go through Company’s commercialization process, as described in Exhibit G, as updated from time to time by Company in its sole discretion. [Exhibit G describes Company’s “stages and gates” commercialization process as of effective date of this Agreement]

b.

If a local innovation request has Secondary and Tertiary Packaging changes and the request calls for graphics changes, the local innovation execution process for the graphics changes will be the same as set forth in Subsection 18(a) hereof.

In all other respects, the approval process for a local innovation request relating to Secondary or Tertiary Packaging will be as set forth below:

i.

Within one business day of a request from CCR, Bottler will inform CCR whether Bottler has the capability to provide the requested local innovation; provided, however, that this response will not constitute a commitment by Bottler to proceed with the local innovation request.

ii.

If Bottler indicates that it does have the capability and capacity to supply the requested local innovation, then within three (3) business days of a written request from CCR in the form attached as Exhibit H, Bottler will inform CCR of the price of such requested local innovation within an expected range of +/- 40% accuracy.

iii.

Within twenty (20) business days of a written request from CCR in the form attached as Exhibit H, Bottler will inform CCR in writing of the actual price, delivery dates and projected production quantities for the requested local innovation.  If within twenty (20) business days following such written notice, CCR accepts such price and delivery dates set forth in the notice and agrees to purchase all or a portion of such quantities set forth in such notice, Bottler shall be obligated to produce and deliver such quantities at the price and dates set forth in the notice.

19.	Return of Deposit Materials, Recyclable Materials, and Tertiary Packaging
a.	CCR will work with Bottler to coordinate return of deposit SKUs, Tertiary Packaging, non-hazardous recyclables, and CO2 cylinders from Distribution Centers at commercially reasonable times. CCR will be responsible for shipping such items to Bottler at CCR’s expense, utilizing Bottler back hauling to the extent available.
b.

Bottler will credit CCR at Bottler’s invoice rates any deposit amounts due to CCR for returned items.  Any such credits will be applied within twenty-one (21) days against amounts otherwise due from CCR.

c.	Bottler will accept the return of non-hazardous recyclables based on the recyclables list approved by Bottler.
20.	Recycling Programs

CCR and Bottler will work together in good faith to develop recycling programs for the disposal of defective, damaged or expired Products held by CCR or CCR’s customers that have been paid for by CCR and for which CCR has not received credit.

21.	Compliance with Laws
a.

Bottler will, and will cause its Affiliates and subcontractors to, comply with all applicable federal, state and local laws and regulations applicable to each of them relating to: (i) the production, packaging, labeling, marketing, promotion, transport and delivery of the Products; and (ii) the performance of Bottler’s obligations set forth herein.

b.

CCR will comply with all applicable federal, state and local laws and regulations applicable to it and relating to: (i) the storage, marketing, promotion, distribution and sale of the Products; and (ii) and the performance of CCR’s obligations set forth herein.

22.	Indemnity

Bottler will indemnify, defend, and hold harmless CCR against any and all damages, loss, costs, or other liability (including reasonable attorneys’ fees) arising out of a third party claim that (i) results from Bottler’s breach of this Agreement or any representation or warranty in this Agreement, or any negligent act or omission of Bottler, or (ii) alleges damage for loss to property, death, illness or injuries, resulting from the use or consumption of any Products, except as set forth below. Bottler will assume responsibility and expense of investigation, litigation, judgment and/or settlement of any such claim on the condition that Bottler is notified promptly (in no event later than thirty (30) days after the first receipt of written notice thereof by CCR) in writing of any such claim and is permitted to deal therewith at its own discretion and through its own representatives; except that CCR’s failure to provide notice of a claim will not affect Bottler’s obligation to indemnify the claim under this Section 22 unless such failure prejudices the defense of such claim.  The Parties will cooperate reasonably in the investigation and defense of any such claim, and Bottler will not settle any such claim that imposes on CCR a non-monetary obligation or a liability that is not indemnified without CCR’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Bottler will have no obligation to indemnify CCR for any claim to the extent that such claim arises out of the negligence or recklessness of CCR.  This Section 22 sets forth the sole and exclusive remedy for CCR against Bottler with respect to third party claims relating to the Products purchased by CCR from Bottler under this Agreement.  BOTTLER WILL NOT BE LIABLE TO CCR WHETHER IN CONTRACT OR IN TORT OR ON ANY OTHER LEGAL THEORY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, ANY LOST REVENUES, PROFITS OR BUSINESS OPPORTUNITIES, OR FOR ANY OTHER LOSS OR COST OF A SIMILAR TYPE (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”) OF CCR OR ANY CUSTOMER OF CCR OR OF ANY PERSON WHO MAY HAVE BECOME INJURED BY BOTTLER’s PRODUCTS PURCHASED FROM CCR (EXCEPT TO THE EXTENT THAT AN INDEMNIFIED THIRD PARTY CLAIM INCLUDES CONSEQUENTIAL DAMAGES).

23.	Termination

This Agreement will terminate on December 31, 2016.

24.	Confidentiality

The terms and conditions of this Agreement are strictly confidential and are subject to the requirements of Section 39 of the Manufacturing Agreement.

25.	Modification/Waivers

No modification, waiver or amendment to this Agreement will be binding upon either Party unless first agreed to in writing by both Parties.  A waiver by either Party of any default or breach by the other Party will not be considered as a waiver of any subsequent default or breach of the same or other provisions of this Agreement.

26.	Assignment

Except as otherwise permitted in the Manufacturing Agreement, Bottler may not assign this Agreement or any of the rights hereunder or delegate any of its obligations hereunder, without the prior written consent of CCR, and any such attempted assignment will be void. In accordance with this Section 26, Bottler hereby assigns its rights and obligations under this Agreement in whole to its wholly-owned Affiliate, CCBCC Operations, LLC effective immediately following the execution of this Agreement by CCR and Bottler.  Notwithstanding the foregoing, Bottler hereby acknowledges and agrees that such assignment does not relieve Bottler of any of its obligations under this Agreement.  By execution of this Agreement, CCBCC Operations, LLC accepts the assignment by Bottler of its rights and obligations under this Agreement, and agrees to be bound by and comply with the obligations of Bottler under this Agreement.

27.	Relationship of Parties

The Parties are acting under this Agreement as independent contractors.  Nothing in this Agreement will create or be construed as creating a partnership, joint venture or agency relationship between the Parties, and no Party will have the authority to bind the other in any respect.

28.	Authority

Each Party represents and warrants that it has the full right and authority necessary to enter into this Agreement.  Each Party further represents and warrants that all necessary approvals for this Agreement have been obtained, and the person whose signature appears below has the power and authority necessary to execute this Agreement on behalf of the Party indicated.

29.	Force Majeure

Neither Party will be liable to the other for any delay or failure to perform fully where such delay or failure is caused by terrorism, acts of public enemy, acts of a sovereign nation or any state or political subdivision, fires, floods or explosions, where such cause is beyond the reasonable control of the affected Party and renders performance commercially impracticable as defined under the Uniform Commercial Code (a “Force Majeure Event”).

30.	Business Continuity

Bottler will develop and maintain a commercially reasonable business continuity plan.

31.	Notices

All notices under this Agreement or the Service Level Agreement by either Party to the other Party must be in writing, delivered by electronic mail and confirmed by overnight delivery, certified or registered mail, return receipt requested, or by overnight courier, and will be deemed to have been duly given when received or when deposited in the United States mail, postage prepaid, addressed as follows:

If to Bottler:	The then current address of Bottler as contained in CCR’s contractual files

With a copy to: Bottler’s Chief Financial Officer or other designated representative, at the above address

If to CCR:	One Coca-Cola Plaza
Atlanta, Georgia 30313
Direct:
Fax:
Attention: Michael Broaders, VP - Logistics
With a copy to: General Counsel, North America Group, at the above address
32.	Governing Law

This Agreement and any dispute arising out of or relating to this Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without reference to its conflict of law rules.

33.	Entire Agreement
a.

This Agreement and the Manufacturing Agreement constitute the final, complete and exclusive written expression of the intentions of the Parties and supersede all previous communications, representations, agreements, promises or statements, either oral or written, by or between either Party concerning the activities described herein.

b.

Bottler will not be bound by any provisions in CCR’s purchase order(s) or other documents, electronic or otherwise (including counter offers) which propose any terms or conditions in addition to or differing with the terms and conditions set forth in this Agreement, and any such terms and conditions of CCR and any other modification to this Agreement will have no force or effect and will not constitute any part of the terms and conditions of purchase, except to the extent separately and specifically agreed to in writing by Bottler. Bottler’s failure to object to provisions contained in CCR’s documents will not be deemed a waiver of the terms and conditions set forth in this Agreement, which will constitute the entire agreement between the Parties.

c.

CCR will not be bound by any provisions in Bottler’s confirmation of acceptance or other documents, electronic or otherwise (including counter offers) which propose any terms or conditions in addition to or differing with the terms and conditions set forth in this Agreement, and any such terms and conditions of Bottler and any other modification to this Agreement will have no force or effect and will not constitute any part of the terms and conditions of purchase, except to the extent separately and specifically agreed to in writing by CCR.  CCR’s failure to object to provisions contained in Bottler’s documents will not be deemed a waiver of the terms and conditions set forth herein, which constitute the entire agreement between the Parties.

d.	No amendment, deletion, supplement or change in terms and conditions contained in this Agreement will be binding on either Party unless approved in writing by both Parties.
e.	This Agreement will inure to the benefit of and be binding upon each of the Parties and their successors and permitted assigns.
f.	In the event of a conflict between this Agreement and the Service Level Agreement, the terms of this Agreement will govern.
g.	In the event of a conflict between this Agreement and the Manufacturing Agreement, the Manufacturing Agreement will govern.

[Signature Page Follows]

Agreed to and accepted as of the date indicated below.

Coca-Cola Refreshments USA, Inc.	[Bottler]
By:	By:

Print Name:	Print Name:

Title:	Title:

CCBCC Operations, LLC
By:

Print Name:

Title:

Signature Page to Finished Goods Supply Agreement

Classified - Confidential

EXHIBIT A

Products and Price

[Note To Draft:  At Closing, Exhibit A will list all Finished Product SKUs and all Permitted Beverage Products produced by Bottler, in each case with the applicable price.]

A_1

EXHIBIT B

Transfer Price Methodology

1.

Purchase Price Variances and material usage variances will be reconciled at year end, except as provided for Trimester Adjustments in Paragraph 2 of this Exhibit B.  “Purchase Price Variance” means any variance between (i) the Transfer Price established on January 1 (as may be adjusted through Trimester Adjustments), and (ii) the actual costs, including freight, incurred by Bottler to produce the Products during the year.  Bottler will provide CCR with an interim report on Purchase Price Variances and material usage variances on a quarterly basis, for informational purposes only, but the reconciliation will occur within 120 days following year end.  If the actual [***] incurred by Bottler during the year and included in the year-end reconciliation exceed the [***] included in the Transfer Price established on January 1, then Bottler will, to the extent permitted by law, provide an explanation for such increase in [***] to CCR once the year-end reconciliation results are completed.

2.

Transfer Price may be adjusted by Bottler (a “Trimester Adjustment”) during the year on May 1 and September 1 (each, a “Trimester Adjustment Date”).  If Bottler’s costs for any of the components shown in the table below change by more than the amounts indicated in the table below as of a Trimester Adjustment Date, then a Trimester Adjustment will be made in conjunction with the overall EPB national delivered transfer price process:

Component	May 1	September 1
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

3.

If the change in Bottler’s costs for a component is within the range specified above on the applicable Trimester Adjustment Date, then no adjustment will be made on the date indicated.  If the change in Bottler’s costs for a component is outside of the range specified above on the applicable Trimester Adjustment Date, then the adjustment to the Transfer Price will be made and will reflect the full value of the variance for the remaining annual volume in conjunction with the overall EPB national delivered transfer price process.  No Trimester Adjustments will be made for any pricing components other than [***].  Bottler may, in its discretion, adjust the cost ranges specified in the table above as Expanding Participating Bottler volume produced by Bottler increases.

4.	The Transfer Price charged to CCR for each Product under this Agreement [***].
5.	Bottler will apply a handling fee to less than full pallet orders, as specified in Exhibit A.
6.

CCR will pay Bottler a deposit equal to CCR’s standard rate, as stated in Exhibit A, for shells, pallets, and CO2 containers (Bottler to maintain ownership of the CO2 containers), which will be refunded to CCR when returned.

B_1

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

EXHIBIT C

[TBD matrix reflecting current CCR SKU versioning for primary and secondary sourcing locations – Includes Bottler production facilities and applicable CCR distribution centers]

C_1

EXHIBIT D

CCR Rolling Replenishment Forecast Form

[TBD]

D_1

EXHIBIT E

Innovation SKU Forecast Form

[TBD]

E_1

EXHIBIT F

Service Level Agreement

F_1

EXHIBIT G

[Commercialization Process]

G_1

EXHIBIT H

[Form of Bottler local innovation requests relating to secondary or tertiary packaging]

H_1

Schedule 2.16

Related Agreements

1.	Interim Finished Goods Supply Agreement.

Schedule 2.17

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Schedule 9.4

Regional Manufacturing Agreement

See attached.

Regional Manufacturing Agreement

Entered into by The Coca-Cola Company, a Delaware corporation, and ________________________, a _______________ corporation, with Effective Date of ____________ __, 20__.

TABLE OF CONTENTS

1.	RECITALS	1
2.	DEFINITIONS	2
3.	AUTHORIZATION FOR BOTTLER TO PURCHASE CONCENTRATES AND TO MANUFACTURE AUTHORIZED COVERED BEVERAGES	4
4.	AUTHORIZATION FOR BOTTLER TO SELL AND SUPPLY AUTHORIZED COVERED BEVERAGES	4
5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS	6
6.	REFORMULATION AND DISCONTINUATION OF THE CONCENTRATES	7
7.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING	7
8.	ACQUIRED MANUFACTURING RIGHTS	7
9.	EFFECT OF NEW OR AMENDED MANUFACTURING AGREEMENTS WITH OTHER REGIONAL PRODUCING BOTTLERS	8
10.	OBLIGATIONS OF BOTTLER AS TO MANUFACTURE OF OTHER BEVERAGE PRODUCTS	8
11.	WARRANTIES OF COMPANY RELATING TO MANUFACTURE AND QUALITY OF THE CONCENTRATE	10
12.	OBLIGATIONS AND WARRANTIES OF BOTTLER RELATING TO MANUFACTURE AND QUALITY OF THE AUTHORIZED COVERED BEVERAGES	10
13.	OBLIGATIONS OF COMPANY AND BOTTLER RELATING TO RECALL OF AUTHORIZED COVERED BEVERAGES	12
14.	OBLIGATIONS OF BOTTLER RELATING TO MANUFACTURE OF AUTHORIZED COVERED BEVERAGES, SYSTEM GOVERNANCE, INVESTMENT, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES	14
15.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE OF CONCENTRATES	15
16.	OWNERSHIP AND CONTROL OF BOTTLER	16
17.	TERM OF AGREEMENT	18
18.	COMMERCIAL IMPRACTICABILITY AND FORCE MAJEURE	18
19.	TERMINATION FOR DEFINED EVENTS	19
20.	DEFICIENCY TERMINATION	20
21.	BOTTLER RIGHT TO CURE	21
22.	BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS	23
23.	EFFECT OF THIS AGREEMENT ON BOTTLER’S CBA IN CERTAIN EVENTS	23
24.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS	23

25.	COMPANY’S RIGHT OF ASSIGNMENT	24
26.	LITIGATION	24
27.	INDEMNIFICATION	24
28.	BOTTLER’S INSURANCE	25
29.	LIMITATION ON BOTTLER REPRESENTATIONS OR DISCLOSURE REGARDING AUTHORIZED COVERED BEVERAGES	25
30.	INCIDENT MANAGEMENT	26
31.	SEVERABILITY	26
32.	REPLACEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION	26
33.	NO WAIVER	27
34.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES	27
35.	HEADINGS AND OTHER MATTERS	28
36.	EXECUTION IN MULTIPLE COUNTERPARTS	28
37.	NOTICE AND ACKNOWLEDGEMENT	28
38.	CHOICE OF LAW AND VENUE	30
39.	CONFIDENTIALITY	31
40.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS	32
41.	RESERVATION OF RIGHTS	32
42.	BOTTLER AFFILIATES	32

TABLE OF EXHIBITS

Exhibit	Title	Exhibit References by Section
A	Regional Manufacturing Facilities	2.13 8.1
B	Authorized Covered Beverages	2.3 9.3
[C]	[Finished Goods Supply Agreements]	[2.8]

TABLE OF SCHEDULES

Schedule	Title	Schedule References by Section
2.16	Related Agreements	2.16
2.17	[***]	2.17
10.1.5	Third Party Beverages	10.1.5 10.1.6
12.2	Technical Requirements	12.2
28	Insurance Requirements	28
32.1.2	Agreements Not Affected by this Agreement	32.1.2 32.1.4

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Regional Manufacturing Agreement

THIS AGREEMENT IS ENTERED INTO BY THE COCA-COLA COMPANY, A DELAWARE CORPORATION (“COMPANY”), AND ________________________, A _______________ CORPORATION (“BOTTLER”).

1.	RECITALS
1.1.

Company and Bottler (or one or more Affiliates of Bottler) have entered into one or more Comprehensive Beverage Agreement(s) (as may be amended, restated or modified from time to time, “Bottler’s CBA”) authorizing Bottler to market, promote, distribute and sell Covered Beverages and Related Products within specific geographic Territories, subject to the terms and conditions contained in Bottler’s CBA.  Capitalized terms used in this Agreement will have the meanings ascribed to them in Bottler’s CBA, unless a different meaning is ascribed under this Agreement;

1.2.

Company manufactures and sells, or authorizes others to manufacture and sell, the Concentrates used to manufacture certain of the Covered Beverages, the formulas for all of which constitute trade secrets owned by Company and which are identified by the Trademarks;

1.3.	Company and Bottler acknowledge that the manufacture of such Covered Beverages is subject to strict production standards and applicable regulatory requirements;
1.4.

Bottler and Company wish to enter into this Agreement in order to permit Bottler to manufacture, produce and package (collectively, “manufacture”), at the Regional Manufacturing Facilities, the Authorized Covered Beverages in Authorized Containers both for (i) distribution and sale by Bottler and its Affiliates for their own account in accordance with Bottler’s CBA; and (ii) sale by Bottler and its Affiliates to Company and to certain other U. S. Coca-Cola Bottlers in accordance with this Agreement;

1.5.	Bottler has requested an authorization from Company to use the Trademarks in connection with such manufacture of the Authorized Covered Beverages;
1.6.	Company is willing to grant the requested authorization to Bottler under the terms and conditions set forth in this Agreement; and
1.7.

Company and Bottler are parties to certain pre-existing contracts, some of which are identified in Bottler’s CBA Exhibit D under which Company has previously authorized Bottler (or one or more Affiliates of Bottler) to manufacture in certain authorized containers, and market, promote, distribute and sell, Coca-Cola and other beverages marketed under Company’s trademarks.  All such pre-existing contracts are amended, restated and superseded by this Agreement and Bottler’s CBA, as of the Effective Date, to the extent provided in Section 32.

COMPANY AND BOTTLER AGREE AS FOLLOWS:

2.	DEFINITIONS
2.1.	“Agreement” means this Regional Manufacturing Agreement between Bottler and Company, as amended from time to time.

2.2.

“Authorized Containers” means containers of certain types, sizes, shapes and other distinguishing characteristics that Company from time to time approves in its sole discretion, subject to Section 12.9, for use by all Regional Producing Bottlers in manufacturing Authorized Covered Beverages. A list of Authorized Containers for each Authorized Covered Beverage will be provided by Company to Bottler, which list may be amended by additions, deletions or modifications by Company from time to time in its sole discretion.

2.3.

“Authorized Covered Beverages” means the Covered Beverages identified on Exhibit B, that all Regional Producing Bottlers are authorized to manufacture in Authorized Containers at their respective regional manufacturing facilities, which Exhibit will be deemed automatically amended to add any Covered Beverage that Company hereafter authorizes for concentrate-based, cold-fill manufacturing by any U.S. Coca-Cola Bottler, and which may otherwise be updated from time to time as mutually agreed by Company and the NPSG.  For purposes hereof, cold-fill manufacturing means the process of manufacturing beverages in which the product is chilled, or equal to or less than ambient temperature, at time of filling and packaging. [Note to Draft: Authorization to manufacture Incubation Beverages and fountain syrups to be covered under separate agreements.]

2.4.

“Company Owned Manufacturer” means any Affiliate or operating unit of Company located in the United States that manufactures any of the Authorized Covered Beverages for distribution or sale within the United States.

2.5.

“Concentrates” means the concentrates and/or beverage bases used to manufacture the Authorized Covered Beverages, the formulas for all of which constitute trade secrets owned by Company and which are identified by the applicable Trademarks.

2.6.	“Effective Date” means __________________________.

2.7.	“Expanding Participating Bottler” has the meaning ascribed to that term under the Comprehensive Beverage Agreement.
2.8.

“Finished Goods Supply Agreement”:  [Note to Draft:  Definitions to be updated as necessary as a result of impact of conversion of Bottler’s legacy territory.  Parties to discuss attaching NPSG Finished Goods Supply Agreement and Regional Finished Goods Supply Agreement as Exhibit C when finalized.]

2.8.1.

“NPSG Finished Goods Supply Agreement” means [the form of finished goods supply agreement to be mutually agreed by Company and Bottler, that will provide, among other things, that Bottler’s pricing to other Regional Producing Bottlers will be calculated by Bottler in accordance with the  pricing formula set forth in Section 4.1.2 hereof, which has been determined unilaterally by Company in a manner that supports and enables [***], and to strengthen the competitiveness of the Coca-Cola finished goods production system.]

2.8.2.

“Regional Finished Goods Supply Agreement” means [the form of finished goods supply agreement to be mutually agreed by Company and Bottler, that will provide, among other things, that Bottler’s pricing to Expanding Participating Bottlers and Participating Bottlers will, at Company’s election, be either:

2.8.2.1.

[a price calculated by Bottler in accordance with the pricing formula set forth in Section 4.1.3.1 hereof, which has been determined unilaterally by Company in a manner that supports and enables [***], and to strengthen the competitiveness of the Coca-Cola finished goods production system;]

2.8.2.2.	[***], and to strengthen the competitiveness of the Coca-Cola finished goods production system.]
2.9.	“National Product Supply Group” or “NPSG” means The Coca-Cola System National Product Supply Group, as described more fully in the National Product Supply System Governance Agreement.
2.10.

“National Product Supply Group Board” or “NPSG Board” means The Coca-Cola System National Product Supply Group Governance Board, the governing body for the Coca-Cola National Product Supply Group consisting of representatives of Company and all Regional Producing Bottlers, as described more fully in the National Product Supply System Governance Agreement between Bottler, certain other Regional Producing Bottlers and Company dated as of __________, 20__.

2.11.

“Participating Bottler” means any U.S. Coca-Cola Bottler that is not a Regional Producing Bottler or an Expanding Participating Bottler that is party to a Comprehensive Beverage Agreement with Company.

2.12.	“Recipient Bottler” means the U.S Coca-Cola Bottlers which Bottler is authorized pursuant to this Agreement to supply with Authorized Covered Beverages manufactured by Bottler.
2.13.

“Regional Manufacturing Facilities” means the manufacturing facilities owned and operated by Bottler and listed on Exhibit A, which Exhibit will be deemed automatically amended to add any manufacturing facility acquired or built by Bottler after the Effective Date with the approval of the NPSG, and, subject to the requirements of National Product Supply System Governance Agreement, may otherwise be updated from time to time as mutually agreed by Company and Bottler.

2.14.

“Regional Producing Bottler” means (i) Bottler; (ii) any other Expanding Participating Bottler that is a member of the NPSG that Company has authorized to manufacture Authorized Covered Beverages in accordance with a regional manufacturing authorization agreement with

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terms and conditions that are substantially similar to those of this Agreement (or that are substantially similar to the form of regional manufacturing authorization agreement the parties previously entered into); and (iii) a Company Owned Manufacturer that is a member of the National Product Supply Group.

2.15.	[Reserved.]
2.16.

“Related Agreement” means any agreement identified on Schedule 2.16 between Company and any of Company’s Affiliates and Bottler and any of Bottler’s Affiliates relating to the manufacturing of Authorized Covered Beverages.

2.17.	[***]
2.18.	[***]
3.	AUTHORIZATION FOR BOTTLER TO purchase Concentrates AND TO MANUFACTURE AUTHORIZED COVERED BEVERAGES
3.1.

Company appoints Bottler as an authorized purchaser of the Concentrates for the purpose of manufacture of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities.  Except as otherwise mutually agreed in writing by Company and Bottler, Company shall not appoint, and shall not consent to any appointment by Coca-Cola Refreshments USA, Inc. or any of its other Affiliates of, any other Person as an authorized purchaser of the Concentrates for the purposes of manufacture, packaging and distribution of such Authorized Covered Beverages in Authorized Containers for sale in Bottler’s First Line Territory or in Bottler’s Sub-Bottling Territory, respectively.

3.2.

Bottler will purchase its entire requirements of Concentrates for such Authorized Covered Beverages exclusively from Company and will not use any other syrup, beverage base, concentrate or other ingredient not specified by Company in the manufacture of Authorized Covered Beverages.

4.	AUTHORIZATION FOR BOTTLER TO SELL AND SUPPLY AUTHORIZED COVERED BEVERAGES [Note to Draft: Section 4 to be updated as necessary as a result of conversion of Bottler’s legacy territory.]

4.1.

With the objective of ensuring that U.S. Coca-Cola Bottlers are able to acquire finished goods from Regional Producing Bottlers at a price that enables the Coca-Cola Bottler System to be highly competitive in the marketplace, Company authorizes Bottler to sell and supply Authorized Covered Beverages manufactured by Bottler:

4.1.1.	To other Regional Producing Bottlers at the price specified in this Section 4.1.1 in accordance with the terms and conditions of the NPSG Finished Goods Supply Agreement:

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4.1.1.1.	For calendar year 2017, the price shall be [***].
4.1.1.2.	For calendar year 2018 and thereafter, the price shall be [***].
4.1.2.

To Expanding Participating Bottlers and Participating Bottlers at the price specified in this Section 4.1.2 and in accordance with the terms and conditions of the Regional Finished Goods Supply Agreement:

4.1.2.1.	Unless [***], the price shall be:
4.1.2.1.1.	For calendar year 2017, [***].
4.1.2.1.2.	For calendar year 2018 and thereafter, [***].
4.1.2.2.	[***], and to strengthen the competitiveness of the Coca-Cola finished goods production system.
4.2.

Company authorizes Bottler to sell and supply Authorized Covered Beverages manufactured by Bottler to Company, and Bottler agrees to sell to Company Authorized Covered Beverages, at a price equivalent to [***], in quantities sufficient to enable Company to satisfy demand of U.S. Coca-Cola Bottlers that are not Regional Producing Bottlers, Expanding Participating Bottlers or Participating Bottlers in accordance with sourcing plans developed by the NPSG from time to time.

4.3.

Upon Company’s request, Bottler agrees to advise Company, in accordance with written instructions issued by Company from time to time, of the amount of the Authorized Covered Beverages in Authorized Containers that are manufactured and sold by Bottler to Company, and, as applicable, to each Regional Producing Bottler, Expanding Participating Bottler and Participating Bottler; provided, however, that Bottler will not be required to provide Company with duplicate copies of any such information provided to the NPSG that expressly directs the NPSG to provide such information to Company.

5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS
5.1.

Bottler acknowledges and agrees that Company is the sole and exclusive owner of all rights, title and interest in and to the Trademarks.  Company has the unrestricted right, in its sole discretion, to use the Trademarks on the Authorized Covered Beverages and on all other products and merchandise, to determine which Trademarks will be used on which Authorized Covered Beverages, and to determine how the Trademarks will be displayed and used on and in connection with the Authorized Covered Beverages. Bottler agrees not to dispute the validity of the Trademarks or their exclusive ownership by Company either during the Term or thereafter, notwithstanding any applicable doctrines of licensee estoppel.

5.2.	Company grants to Bottler only a nonexclusive, royalty-free license to use the Trademarks in connection with the manufacture of the Authorized Covered Beverages in Authorized

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Containers at the Regional Manufacturing Facilities and in connection with the sale of such Authorized Covered Beverages to Recipient Bottlers and Company as provided in this Agreement, and in accordance with standards adopted and issued by Company from time to time, and made available to Bottler through written, electronic, on-line or other form or media, subject to the rights reserved to Company under this Agreement.

5.3.

Nothing in this Agreement, nor any act or failure to act by Bottler or Company, will give Bottler any proprietary or ownership interest of any kind in the Trademarks or in the goodwill associated therewith.

5.4.	Bottler acknowledges and agrees that, as between Company and Bottler, all use by Bottler of the Trademarks will inure to the benefit of Company.
5.5.

Except as provided in Bottler’s CBA or as otherwise authorized by Company in writing, Bottler must not adopt or use any name, corporate name, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke”, or any of them, or any word, name or designation that is confusingly similar to any of them, or any graphic or visual representation of the Trademarks or any other Trademark or intellectual property owned by Company, without the prior written consent of Company, which consent will not be unreasonably withheld and will be contingent on Bottler’s compliance with Bottler’s CBA and this Agreement.

5.6.

Bottler recognizes that the uniform external appearance of the Trademarks on primary and secondary packaging and on equipment and materials used under this Agreement is important to the Trademarks, the successful marketing of the Covered Beverages, and the Coca-Cola system.

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5.6.1.

Bottler agrees, to the extent such Trademarks are utilized by Bottler in connection with the manufacture of Authorized Covered Beverages, to accept and, within a reasonable time, apply, any new or modified standards adopted and issued from time to time by Company that are generally applicable, and made available to Bottler for the design and decoration of trucks and other delivery vehicles, packaging materials, cases, cartons, and other materials and equipment that bear such Trademarks.

5.6.2.

If Company changes such standards, the new standards will apply to all such assets acquired by Bottler following receipt of Notice of the change in standards to the extent Bottler uses the Trademarks on such assets, and will be applied to such existing assets in the normal course of Bottler’s business (e.g., trucks would be repainted consistent with normal maintenance cycles).

6.	REFORMULATION AND DISCONTINUATION OF THE CONCENTRATES
6.1.	Company has the sole and exclusive right and discretion to reformulate any of the Concentrates.
6.2.	Company has the right to discontinue any Concentrates for any Authorized Covered Beverage that is discontinued or Transferred in accordance with the terms of Bottler’s CBA.
7.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING
7.1.

Company and Bottler hereby agree that, notwithstanding the provisions of Section 10 of Bottler’s CBA, Bottler may supply Authorized Covered Beverages in Authorized Containers to Recipient Bottlers in accordance with Section 4 for distribution by such Recipient Bottlers in their respective territories in accordance with their respective Comprehensive Beverage Agreement(s) or other agreements with Company.

7.2.

Bottler agrees not to sell, distribute or otherwise transfer any Authorized Covered Beverage except, (i) distribution and sale in Bottler’s (or any one or more of its Affiliates’) Territories in accordance with Bottler’s CBA, and (ii) sales of Authorized Covered Beverages in Authorized Containers to Recipient Bottlers or Company in accordance with Section 4.

8.	ACQUIRED MANUFACTURING RIGHTS
8.1.

If, after the Effective Date, Bottler acquires from another U.S. Coca-Cola Bottler the right to manufacture any of the Authorized Covered Beverages, then, unless otherwise agreed in writing by Company and Bottler, such manufacturing rights will automatically be deemed covered under this Agreement for all purposes and Exhibit A will be deemed automatically amended to add any manufacturing facilities acquired in such acquisition to the list of Regional Manufacturing Facilities identified in Exhibit A, and any separate agreement that may exist concerning such manufacturing rights will be deemed amended, restated and superseded by this Agreement.

8.2.

The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the application of Section 8.1 to Bottler’s acquisition of manufacturing rights from another U.S. Coca-Cola Bottler.

9.	EFFECT OF NEW OR AMENDED MANUFACTURING AGREEMENTS WITH OTHER REGIONAL PRODUCING BOTTLERS
9.1.

If Company or a Company Affiliate on or after [Note to Draft: insert effective date of initial Regional Manufacturing Agreement] (a) enters into a new authorization agreement to manufacture all or substantially all Authorized Covered Beverages in territories in the United States of America with another Regional Producing Bottler (other than a Company Owned Distributor) that is more favorable to such other Regional Producing Bottler than the terms and conditions of this Agreement in any material respect, or (b) agrees to an amendment of the terms of a regional manufacturing agreement or other similar agreement authorizing manufacture of all or substantially all Authorized Covered Beverages in territories in the United States with another Regional Producing Bottler (other than a Company Owned Distributor) that is more favorable to such other Regional Producing Bottler than the terms and conditions of this Agreement in any material respect, then Company will offer such other new agreement or amended agreement, as the case may be (a “New Agreement”), in its entirety, to Bottler.  If the New Agreement relates to less than all of the Authorized Covered Beverages, then the New Agreement offered to Bottler under this Section 9.1 will cover only those Authorized Covered Beverages covered by the New Agreement.

9.2.

The foregoing obligation will not apply to any consent, waiver or approval provided under this Agreement or under any agreement held by another Regional Producing Bottler; provided, however, that Company will not waive or otherwise enter into any agreement with any other Regional Producing Bottler that limits (a) the requirement set forth in Section 14.1 or any equivalent requirement under any Regional Manufacturing Agreement held by another Regional Producing Bottler or (b) the requirement set forth in Section 14.3.1 or any equivalent requirement under any Regional Manufacturing Agreement held by another Regional Producing Bottler.

9.3.

Nothing in this Section 9 will affect (a) Company’s obligation under Section 15.2 or (b) Company’s agreement that the list of Covered Beverages identified on Exhibit B will be the same for all Regional Producing Bottlers.

9.4.	The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the provisions of this Section 9.
10.	OBLIGATIONS OF BOTTLER AS TO MANUFACTURE OF OTHER BEVERAGE PRODUCTS
10.1.	Bottler covenants and agrees (subject to any requirements imposed upon Bottler under applicable law) not to manufacture any Beverage, Beverage Component, or other beverage product except for:
10.1.1.	Authorized Covered Beverages, subject to the terms and conditions of this Agreement and any Related Agreement;

10.1.2.

Beverages (including Incubation Beverages), Beverage Components and other beverage products, if and to the extent (a) authorized under any separate written agreement with Company or any of Company’s Affiliates, or (b) otherwise requested by Company or any of its Affiliates;

10.1.3.	Permitted Beverage Products distributed by Bottler or its Affiliates for their own account, subject to the terms and conditions of Bottler’s or Bottler Affiliate’s CBA;
10.1.4.

Beverages, Beverage Components and other beverage products manufactured by Bottler under license from a third party brand owner and supplied by Bottler to a Recipient Bottler, subject to the terms and conditions of the Recipient Bottler’s CBA or other bottling and distribution agreements between Company and Recipient Bottler; provided that Bottler will not supply any such Beverage, Beverage Component or other beverage product to any Recipient Bottler if Company provides Bottler with Notice that such Beverage, Beverage Component or other beverage product is not a Permitted Beverage Product under such Recipient Bottler’s CBA (or that is prohibited by other bottling and distribution agreements between Company and Recipient Bottler); provided, further, that Bottler’s supply of any Beverage, Beverage Component or other beverage product to a Recipient Bottler that is not a Permitted Beverage Product under such Recipient Bottler’s CBA (or that is prohibited by other bottling and distribution agreements between Company and Recipient Bottler) will not be a breach of this Section 10.1.4 unless Company provides Bottler with such Notice and Bottler continues to supply such Beverage to such Recipient Bottler thereafter in violation of such Notice;

10.1.5.

Beverages, Beverage Components and other beverage products manufactured by Bottler under license from a third party brand owner and supplied by Bottler to another U.S. Coca-Cola Bottler as of the Effective Date, as specified on Schedule 10.1.5; and [Note to Draft: Bottler to provide Company with list of such Beverages produced for each recipient U.S. Coca-Cola Bottler; Company to confirm that any such U.S. Coca-Cola Bottler is permitted to distribute any such Beverage to under such bottler’s agreements with Company.

10.1.6.

Beverages, Beverage Components and other beverage products, not otherwise permitted under Sections 10.1.3, 10.1.4, or 10.1.5, manufactured by Bottler under license from a third party brand owner with Company’s  prior written consent, which consent will not be unreasonably withheld and will be specified on Schedule 10.1.5. [Note to Draft: Bottler to provide Company with list of such Beverages produced for each recipient for Company’s consideration in developing initial Schedule 10.1.5.]

10.2.

Notwithstanding anything in Section 10.1 to the contrary, if the NPSG reasonably determines during product supply system sourcing plan development routines that Bottler should supply any Beverage manufactured by Bottler under license from a third party brand owner to certain Recipient Bottlers and/or certain other Regional Producing Bottlers in order to optimize the location for production of such Beverages, then Bottler may do so on a temporary basis as reasonably determined by the NPSG (but in any event not to exceed one hundred eighty (180) days).
11.	WARRANTIES OF COMPANY RELATING TO MANUFACTURE AND QUALITY OF THE CONCENTRATE

Company agrees and warrants that the Concentrates supplied to Bottler, as well as Company’s package designs and design specifications of packages and labels authorized by Company for use on Authorized Covered Beverages, shall comply with all food, labeling, health, packaging and all other applicable laws, including the Federal Food, Drug and Cosmetic Act, as amended (the “Act”), and regulations, and when supplied to Bottler will not be adulterated, contaminated, or misbranded within the meaning of the Act or any other federal, state or local law, rule or regulation applicable thereto.

12.	Obligations AND WARRANTIES of Bottler Relating to Manufacture AND QUALITY of the AUTHORIZED Covered beverages
12.1.

Bottler agrees and warrants that Bottler’s handling and storage of the Concentrates and Bottler’s manufacture, handling, storage, transportation and delivery of the Authorized Covered Beverages, including any Authorized Covered Beverages supplied to Company or any Recipient Bottler, will at all times and in all events:

12.1.1.

be accomplished in accordance with the product, package and equipment quality; food safety; workplace safety; and environmental sustainability standards, requirements and instructions  reasonably established and routinely communicated in writing, including through electronic systems and media, by Company to Bottler from time to time (collectively “Technical Requirements”); and

12.1.2.

comply with all food, labeling, health, packaging, environmental, safety, sanitation and all other applicable laws, rules, orders, regulations and requirements of any federal, state, city, county or other local government, including any law, statute, ordinance, rule regulation, order, determination, restrictive covenant or deed restriction that regulates the use, generation, disposal, release, storage or presence at the Regional Manufacturing Facilities of substances based upon corrosiveness, toxicity, carcinogenic properties, radioactivity, environmentally hazardous or similar characteristics.

12.2.

The Technical Requirements as of the Effective Date are identified on Schedule 12.2, which schedule will be updated by Company from time to time following discussion with the NPSG and Notice to each Regional Producing Bottler (including any Company Owned Manufacturers).

12.2.1.

Company agrees that all Regional Producing Bottlers will be required to comply with same Technical Requirements; provided, however, that (i) Company may make limited exceptions in application or enforcement where necessary to prevent undue hardship for a Regional Producing Bottler, which exceptions shall not in any way be deemed to modify the Technical Requirements and (ii) this Section 12.2.1 shall not in any way effect, limit, or modify any of Bottler’s or Company’s respective rights and obligations under this Agreement, including Bottler’s obligations under Section 12.1.

12.3.

Bottler  represents, warrants and covenants that Bottler possesses, or will possess, prior to the manufacture of the Authorized Covered Beverages, and will maintain during the Term, such plant or plants, machinery and equipment, qualified technical personnel and trained staff as are capable of manufacturing the Authorized Covered Beverages in Authorized Containers in accordance with this Agreement and in sufficient quantities to meet fully the demand for the Authorized Covered Beverages in Authorized Containers by Bottler in the Territory in accordance with sourcing plans developed by the NPSG from time to time.

12.4.

Bottler agrees to use commercially reasonable efforts to meet fully the demand for the Authorized Covered Beverages in Authorized Containers from Recipient Bottlers in accordance with sourcing plans developed by the NPSG from time to time.

12.5.

Bottler recognizes that increases in the demand for the Authorized Covered Beverages, as well as changes in the list of Authorized Containers, may, from time to time, require adaptation of its existing manufacturing or packaging equipment or the purchase of additional manufacturing or packaging equipment.  Bottler agrees to use commercially reasonable efforts to make such modifications and adaptations as necessary and to purchase and install such equipment, in time to permit the introduction and manufacture of sufficient quantities of the Authorized Covered Beverages in Authorized Containers, to satisfy fully the demand for the Authorized Covered Beverages in Authorized Containers in the Territory and to fulfill Bottler’s supply obligations, if any, to Recipient Bottlers, in each case in accordance with sourcing plans developed by the NPSG from time to time.

12.6.

As of the date the Authorized Covered Beverages in Authorized Containers are shipped by Bottler, the Authorized Covered Beverages manufactured by Bottler will meet the Technical Requirements and will comply with all applicable laws; provided, however, that Bottler will not be responsible for any failure to comply with the Technical Requirements or applicable laws to the extent such failure results from the content or design of labels authorized by Company for use on Authorized Covered Beverages.

12.7.

Bottler, in accordance with such instructions as may be given from time to time by Company, will submit to Company, at Bottler’s expense, samples of the Authorized Covered Beverages and the raw materials used in the manufacture of the Authorized Covered Beverages.  Bottler will permit representatives of Company to have access to the premises of Bottler during ordinary business hours to inspect the plant, equipment, and methods used by Bottler in order to ascertain whether Bottler is complying with the terms of this Section 12, including whether Bottler is complying strictly with the Technical Requirements with respect to the manufacturing, handling and storage of the Authorized Covered Beverages.  Bottler will also provide Company with all the information regarding Bottler’s compliance with the terms of this Section 12, as Company may reasonably request from time to time.

12.8.

Bottler is authorized to use only Authorized Containers in the manufacture of the Authorized Covered Beverages, and will use only such Authorized Containers, closures, cases, cartons and other packages and labels as will be authorized from time to time by

Company for Bottler and will purchase such items only from manufacturers approved by Company, which approval will not be unreasonably withheld.
12.8.1.

Company will approve three (3) or more manufacturers of such items, if in the reasonable opinion of Company, there are three (3) or more manufacturers who are capable of producing such items to be fully suitable for the purpose intended and in accordance with the high quality standards and image of excellence of the Trademarks and the Authorized Covered Beverages.

12.8.2.

Such approval by Company does not relieve Bottler of Bottler’s independent responsibility to assure that the Authorized Containers, closures, cases, cartons and other packages and labels purchased by Bottler are suitable for the purpose intended, and in accordance with the good reputation and image of excellence of the Trademarks and Covered Beverages (it being understood and agreed, however, that Bottler will not be responsible for the review or inspection of the content or design of labels authorized by Company for use on Authorized Covered Beverages).

12.9.

Company reserves the right to withdraw from time to time its approval of any of the Authorized Containers upon six (6) months’ prior Notice to Bottler, and, in such event, the repurchase provisions of Section 24.1.2 will apply to such containers so disapproved that are owned by Bottler. Company will exercise its right to approve, and to withdraw its approval of, specific Authorized Containers in good faith and after consultation with Bottler so as to permit Bottler to continue to satisfy the demand in Bottler’s Territory as a whole for Authorized Covered Beverages.

12.10.

Bottler will use commercially reasonable efforts to maintain at all times a stock of, or have entered into other alternate supply arrangements to obtain, Authorized Containers, closures, labels, cases, cartons, and other essential related materials bearing the Trademarks, sufficient to satisfy fully the demand for Authorized Covered Beverages in Authorized Containers in Bottler’s Territory and to fulfill Bottler’s supply obligations, if any, to Recipient Bottlers, in each case in accordance with sourcing plans developed by the NPSG from time to time, and Bottler will not use or authorize any other Person to use Authorized Containers, or such closures, labels, cases, cartons and other materials, if they bear the Trademarks or contain any Beverages, for any purpose other than the packaging of the Authorized Covered Beverages.

12.11.	Bottler agrees not to refill or otherwise reuse nonreturnable containers.
12.12.	The parties acknowledge that Bottler makes the representations, warranties and agreements set forth in this Section 12 in reliance on Company’s warranty in Section 11.
13.	Obligations of company and Bottler Relating to RECALL of AUTHORIZED Covered beverages
13.1.

If Company determines or becomes aware of the existence of any quality or technical problems relating to any Authorized Covered Beverages, or any package used for such Authorized Covered Beverage, in Bottler’s Territory, Company will immediately notify Bottler by telephone, facsimile, e-mail or any other form of immediate communication.  This notification will include, to the extent available to Company, (a) the identity and quantities of Authorized Covered Beverages involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Authorized Covered Beverages.
13.1.1.

Company may require Bottler to take all necessary action to recall all of such Authorized Covered Beverages, or any package used for such Authorized Covered, or withdraw immediately such Authorized Covered Beverages from the market or the trade, as the case may be.

13.1.2.

Company will notify Bottler by telephone, facsimile, e-mail or any other form of immediate communication of the decision by Company to require Bottler to recall Authorized Covered Beverages or withdraw such Authorized Covered Beverages from the market or trade.

13.2.

If Bottler determines or becomes aware of the existence of quality or technical problems relating to Authorized Covered Beverages, then Bottler must immediately notify Company by telephone, e-mail or any other form of immediate communication. This notification must include: (a) the identity and quantities of Authorized Covered Beverages involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Authorized Covered Beverages.

13.3.

In the event of a withdrawal or recall of any Authorized Covered Beverage or any package used for such Authorized Covered Beverage, that was produced by Bottler and sold to a Recipient Bottler, Bottler will use its commercially reasonable efforts to respond promptly and fairly if a claim is made by a Recipient Bottler as a result of any such withdrawal or recall.

13.4.

If any withdrawal or recall of any Authorized Covered Beverage or any of the packages used therefor is caused by (i) quality or technical defects in the Concentrates, or other materials prepared by Company from which the product involved was prepared by Bottler, or (ii) quality or technical defects in Company’s designs and design specifications of packages and labels authorized by Company for use on Authorized Covered Beverages (and specifically excluding designs and specifications of other parties and the failure of other parties to manufacture packages in strict conformity with the designs and specifications of Company), Company will reimburse Bottler for Bottler’s total reasonable expenses incident to such withdrawal or recall, including any payment made by Bottler to a Recipient Bottler in connection with the specific withdrawal or recall.

13.5.

Conversely, if any withdrawal or recall is caused by Bottler’s failure to comply with the Technical Requirements or any applicable laws, rules and regulations (it being understood and agreed that Bottler will not be responsible for any failure to comply with the Technical Requirements or applicable laws to the extent such failure results from the content or design of labels authorized by Company for use on Authorized Covered Beverages), Bottler will bear its total expenses of such withdrawal or recall and reimburse Company for Company’s total reasonable expenses incident to such withdrawal or recall.

14.	Obligations of Bottler Relating to MANUFACTURE OF AUTHORIZED COVERED BEVERAGES, SYSTEM GOVERNANCE, INVESTMENT, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES

14.1.

Bottler will participate fully in, and comply fully with, the requirements and programs established from time to time by the NPSG Board; provided, however, that Bottler will not be required to engage in conduct that would result in breach of this Agreement, Bottler’s CBA, or any other agreements between Company and Bottler.

14.2.

Bottler will provide competent and well-trained management and recruit, train, maintain and direct all personnel as required to perform all of Bottler’s obligations under this Agreement, and, in accordance with any requirements imposed upon Bottler under applicable laws, consult with Company, as applicable, before hiring a new Chief Executive Officer, senior operating officer, senior financial officer, senior product supply or manufacturing officer, or senior commercial officer of Bottler; provided however, that Company’s consent will not be required with respect to such hiring decisions made by Bottler.

14.3.	Company and Bottler hereby agree that:
14.3.1.

Notwithstanding any provision of Bottler’s CBA to the contrary regarding minimum capital expenditures, Bottler shall make capital expenditures (as defined under generally accepted accounting principles in force in the United States of America or in any successor set of accounting principles that may then be in effect), in Bottler’s business of marketing, promoting, distributing, selling and manufacturing Covered Beverages in Bottler’s Territory, in sufficient amounts such that, when taken together with the capital expenditures required under Section 14.5 of Bottler’s CBA, Bottler’s aggregate capital expenditures with respect to such business shall equal the greater of (a) two and one/half percent (2.5%) of Bottler’s Annual Net Revenue related to the manufacture, distribution and sale of Covered Beverages over each rolling five-calendar year period during the Term, or (b) such other amount as reasonably required for Bottler to comply with its obligations under Bottler’s CBA and this Agreement. Such capital expenditures will be for the organization, installation, operation, maintenance and replacement within Bottler’s Territory of such manufacturing, warehousing, distribution, delivery, transportation, vending equipment, merchandising equipment, and other facilities, infrastructure, assets, and equipment.  For the avoidance of doubt, any capital expenditures related to Strategic Infrastructure Planning projects approved by the NPSG Board are separate from, and in addition to, the capital expenditures described in this paragraph.

14.3.2.

For this purpose, capital expenditures will be calculated on a cash (rather than accrual) basis (i.e., it will be assumed that all such capitalized expenditures are expensed in the year made rather than capitalized and amortized).

14.4.

Bottler will maintain the consolidated financial capacity reasonably necessary to assure that Bottler and all Bottler Affiliates will be financially able to perform their respective duties and obligations under this Agreement.

14.5.

Upon Company’s request, Bottler will provide to Company each year and review with Company an annual and long range operating plan and budget for Bottler’s business of manufacturing Authorized Covered Beverages, including financials and capital investment budgets, and, if requested by Company, discuss changes in general management and senior management of Bottler’s manufacturing business, except to the extent otherwise prohibited by applicable law.
14.6.	Bottler will:
14.6.1.	Maintain accurate books, accounts and records relating to the purchasing of Concentrate and the manufacture of Authorized Covered Beverages under this Agreement; and
14.6.2.

Upon Company’s request, provide to Company such operational, financial, accounting, forecasting, planning and other information, including audited and unaudited detail of cost of goods sold and sales volume for Authorized Covered Beverages to the extent, in the form and manner, as permitted by applicable law and at such times as reasonably required (a) by Company to determine whether Bottler is performing its  obligations under this Agreement; (b) by Company to calculate finished goods pricing under the NPSG Finished Goods Supply Agreement or Regional Finished Goods Supply Agreement and (c) by the NPSG Board for the purpose of implementing, administering, and operating the NPSG, subject to appropriate regulatory firewalls ((a), (b), and (c) collectively, the “Financial Information”); provided, however, that Bottler will not be required to provide Company with duplicate copies of any compilation of Financial Information provided to the NPSG that expressly directs the NPSG to provide such compilation to Company.]

14.7.

The parties recognize that the Financial Information is critical to the ability of Company and the NPSG to maintain, promote, and safeguard the overall performance, efficiency, integrity, and competitiveness of the product supply system for Authorized Covered Beverages.

14.8.

Company will hold the Financial Information provided by Bottler in accordance with the confidentiality provisions of Section 39 and will not use such information for any purpose other than determining compliance with this Agreement, to calculate finished goods pricing under the NPSG Finished Goods Supply Agreement or Regional Finished Goods Supply Agreement or as necessary to provide to the NPSG, subject to appropriate regulatory firewalls, for the purpose of facilitating the NPSG’s execution of operational responsibilities such as infrastructure optimization, national sourcing and strategic initiative decisions.

15.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE OF CONCENTRATES
15.1.

Subject to Section 15.2, Company reserves the right to establish and to revise at any time, in its sole discretion, the price of any of the Concentrates, the terms of payment, and the other terms and conditions of supply, any such revision to be effective immediately upon Notice to Bottler.  Bottler acknowledges that information related to pricing of Company’s Concentrates is confidential and will be maintained as such in accordance with Section 39.

15.2.

If Company exercises its discretion under Section 15.1, the “price” charged by Company or its Affiliate for any of the Concentrates will be the same as the “price” charged by Company or its Affiliate for such Concentrate, the terms of payment and other terms and conditions of supply will be the same as those applied by Company for such Concentrates, to each other Regional Producing Bottler (other than a Company Owned Manufacturer) in the United States.
15.3.

Bottler will purchase from Company only such quantities of the Concentrates as will be necessary and sufficient to carry out Bottler’s obligations under this Agreement.  Bottler will use the Concentrates exclusively for its manufacture of the Authorized Covered Beverages.  Bottler will not sell or otherwise transfer any Concentrates or permit the same to get into the hands of third parties.

16.	OWNERSHIP AND CONTROL OF BOTTLER
16.1.

Bottler hereby acknowledges the personal nature of Bottler’s obligations under this Agreement, including with respect to the performance standards applicable to Bottler, the dependence of the Trademarks on proper quality control, and the confidentiality required for protection of Company’s trade secrets and confidential information.

16.2.

Bottler represents and warrants to Company that, prior to execution of this Agreement, Bottler has made available to Company a complete and accurate list of Persons that own more than five percent (5%) of the outstanding securities of Bottler, and/or of any third parties having a right to, or effective power of, control or management of Bottler (whether through contract or otherwise).

16.3.	Except as otherwise permitted under Bottler’s CBA, Bottler covenants and agrees:
16.3.1.

To inform Company without delay of any changes in the record ownership (or, if known to Bottler, any change in the Beneficial Ownership) of more than ten percent (10%) of the shares of Bottler’s outstanding equity interests in a transaction or series of related transactions, provided, that if Bottler is subject to the disclosure and reporting requirements of the Securities Exchange Act of 1934, as amended, this Section 16.3.1 shall not apply;

16.3.2.	To inform Company without delay if a Change of Control occurs with respect to Bottler; and
16.3.3.

Not to change its legal form of organization without first obtaining the written consent of Company, which consent will not be unreasonably withheld, conditioned or delayed. It is understood and agreed that Company will not withhold its consent unless the change in legal form could reasonably be expected to affect Bottler’s obligations under this Agreement. For this purpose, (a) the making of an election to be taxed as a Subchapter S corporation for federal income tax purposes, or termination of such an election, and/or (b) reincorporation in another state within the United States of America, will not be considered a change in Bottler’s legal form of organization and will not require Company’s consent.

16.4.

Bottler acknowledges that Company has a vested and legitimate interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of Company's bottling, distribution and sales system. Bottler therefore covenants and agrees:

16.4.1.

Except as otherwise permitted by Bottler’s CBA, not to assign, transfer or pledge this Agreement or any interest herein, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including by merger or liquidation), or sublicense its rights under this Agreement, in whole or in part, to any third party or parties, without the prior written consent of Company; and

16.4.2.	Not to delegate any material element of Bottler’s performance under this Agreement, in whole or in part, to any third party or parties without the prior written consent of Company.
16.5.	Notwithstanding Section 16.4, the following shall be expressly permitted hereunder:
16.5.1.

Bottler may, after Notice to Company, assign, transfer or pledge this Agreement or any interest herein, in whole or in part, or delegate any material element of Bottler's performance of this Agreement, in whole or in part, to any wholly-owned Affiliate of Bottler; provided that (a) any such Affiliate must agree in writing to be bound by and comply with the terms and conditions of this Agreement, and (b) any such assignment, transfer, pledge or delegation will not relieve Bottler of any of its obligations under this Agreement; and

16.5.2.

Bottler may engage third party contractors and service providers for the purpose of receiving services relating to non-core functions (e.g., back-office administrative services, human resources, payroll, information technology services and similar services); provided that (a) Bottler will retain full responsibility to Company for all of Bottler’s obligations under this Agreement; and (b) Bottler may not subcontract core functions (i.e., manufacturing, market and customer-facing functions) without the prior written consent of Company.

16.6.

Any attempt to take any actions prohibited by Sections 16.4 and 16.5 without Company’s prior written consent shall be void and shall be deemed to be a material breach of this Agreement, unless such actions are otherwise permitted under Bottler’s CBA.

16.7.

Bottler may not describe Company or Bottler’s relationship with Company in any prospectus, offering materials, or marketing materials used by or on behalf of Bottler in connection with the issue, offer, sale, transfer, or exchange of any ownership interest in Bottler or any bonds, debentures or other evidence of indebtedness of Bottler, unless Bottler provides Company with such description at least five (5) Business Days prior to filing or use.  Company must provide any comments within three (3) Business Days following receipt of the materials from Bottler.  Except as otherwise provided by this Agreement in connection with a Change of Control or sale of the Business, Company shall not require Bottler to disclose the identity of prospective investors, bondholders or lenders or the terms, rates or conditions of the underlying agreements with such Persons.  Bottler will not be required to provide to Company any description that has been previously reviewed by Company.

17.	TERM OF AGREEMENT

This Agreement will commence on the Effective Date and continue so long as Bottler’s CBA is in effect (the “Term”).

18.	COMMERCIAL IMPRACTICABILITY AND FORCE MAJEURE
18.1.	With respect to any one or more Concentrates (the “Affected Products”), as applicable:
18.1.1.

The obligation of Company (including any of its Affiliates) to supply Affected Products to Bottler, and Bottler’s obligation to purchase Affected Products from Company and to manufacture any Authorized Covered Beverages manufactured from such Affected Products, shall be suspended during any period when there occurs a change in applicable laws, regulations or administrative measures (including any government permission or authorization regarding customs, health or manufacturing, and further including the withdrawal of any government authorization required by any of the parties to carry out the terms of this Agreement), or issuance of any judicial decree or order binding on any of the parties hereto, in each case in such a manner as to render unlawful or commercially impracticable:

18.1.1.1.

The importation or exportation of any essential ingredients of the Affected Products that cannot be produced in quantities sufficient to satisfy the demand therefor by existing Company (including any of its Affiliates) facilities in the United States;

18.1.1.2.	The manufacture and distribution of Affected Products to Bottler; or
18.1.1.3.	Bottler’s manufacture of Authorized Covered Beverages using such Affected Products.
18.2.

“Force Majeure Event” means any strike, blacklisting, boycott or sanctions imposed by a sovereign nation or supra-national organization of sovereign nations, however incurred, or any act of God, act of foreign enemies, embargo, quarantine, riot, insurrection, a declared or undeclared war, state of war or belligerency or hazard or danger incident thereto.

18.3.

Neither Company (including any of its Affiliates) nor Bottler shall be liable for or be subject to any claim for breach or termination as the result of a failure to perform their respective obligations to purchase or supply Concentrate under this Agreement or to manufacture Authorized Covered Beverages made from such Concentrate in quantities to satisfy demand of Company and Recipient Bottlers, as applicable, if and to the extent that such failure is caused by or results from a Force Majeure Event; provided, however:

18.3.1.

The party claiming the excuse afforded by this Section 18.3 must use commercially reasonable efforts to comply with any excused obligations under this Agreement that are impaired by such Force Majeure Event; and

18.3.2.	If Bottler is the party claiming the excuse afforded by this Section 18.3:

18.3.2.1.

To the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event within three (3) months from the date of the occurrence of the Force Majeure Event, then,

18.3.2.1.1.

Company shall have the right (but not the obligation) upon not less than one (1) month prior Notice to suspend this Agreement and Related Agreements during the period of time that such Force Majeure Event results in Bottler being unable to perform its obligations under this Agreement.

18.3.2.2.

To the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event within two (2) years from the date of occurrence of the Force Majeure Event, Company shall have the right to terminate this Agreement.

19.	TERMINATION FOR DEFINED EVENTS
19.1.	Company may, at Company’s option, terminate this Agreement, subject to the requirements of Section 23, if any of the following events occur:
19.1.1.	An order for relief is entered with respect to Bottler under any Chapter of Title 11 of the United States Code, as amended;
19.1.2.

Bottler voluntarily commences any bankruptcy, insolvency, receivership, or assignment for the benefit of creditors proceeding, case, or suit or consents to such a proceeding, case or suit under the laws of any state, commonwealth or territory of the United States or any country, kingdom or commonwealth or sub-division thereof not governed by the United States;

19.1.3.

A petition, proceeding, case, complaint or suit for bankruptcy, insolvency, receivership, or assignment for the benefit of creditors, under the laws of any state, territory or commonwealth of the United States or any country, commonwealth or sub-division thereof or kingdom not governed by the United States, is filed against Bottler, and such a petition, proceeding, suit, complaint or case is not dismissed within sixty (60) days after the commencement or filing of such a petition, proceeding, complaint, case or suit or the order of dismissal is appealed and stayed;

19.1.4.

Bottler makes an assignment for the benefit of creditors, deed of trust for the benefit of creditors or makes an arrangement or composition with creditors; a receiver or trustee for Bottler or for any interest in Bottler's business is appointed and such order or decree appointing the receiver or trustee is not vacated, dismissed or discharged within sixty (60) days after such appointment or such order or decree is appealed and stayed;

19.1.5.

Any of Bottler's equipment or facilities is subject to attachment, levy or other final process for more than twenty (20) days or any of its equipment or facilities is noticed for judicial or non-judicial foreclosure sale and such attachment, levy, process or sale would materially and adversely affect Bottler's ability to fulfill its obligations under this Agreement; or

19.1.6.	Bottler becomes insolvent or ceases to conduct its operations relating to the Business in the normal course of business.
20.	DEFICIENCY TERMINATION
20.1.	Company may also, at Company’s option, terminate this Agreement, subject to the requirements of Section 21 and Section 23, if any of the following events of default occur:
20.1.1.	Bottler fails to make timely payment for Concentrate, or of any other material debt owing to Company;
20.1.2.

The condition of the facilities or equipment used by Bottler in manufacturing the Authorized Covered Beverages, as reflected in any data collected by Company or generated by Bottler, or in any audit or inspection conducted by or on behalf of Company, fails to meet the Technical Requirements reasonably established by Company, and Bottler fails to complete corrective measures approved by Company within the timeframe therefor reasonably established by Company and specified in the applicable Technical Corrective Action Plan;

20.1.3.

Bottler fails to handle the Concentrates or manufacture or handle the Authorized Covered Beverages in strict conformity with the Technical Requirements and applicable laws, rules and regulations and Bottler fails to complete corrective measures approved by Company within the timeframe therefor reasonably established by Company;

20.1.4.	Bottler or any Affiliate of Bottler engages in any of the activities prohibited under Section 10;
20.1.5.	A Change of Control occurs with respect to Bottler, except as permitted under Bottler’s CBA;
20.1.6.

Any Disposition of any voting securities representing more than fifty percent (50%) of the voting power of any Bottler Subsidiary (other than to a wholly-owned Affiliate in connection with an internal corporate reorganization) is made by Bottler or by any Bottler Subsidiary, except as permitted under Bottler’s CBA. “Bottler Subsidiary” means any Person that is Controlled, directly or indirectly, by Bottler, and that is a party, or Controls directly or indirectly a party, to an agreement with Company or any of its Affiliates regarding the manufacturing of Authorized Covered Beverages;

20.1.7.	Bottler breaches in any material respect any of Bottler’s other material obligations under this Agreement;
20.1.8.	Bottler breaches in any material respect any of Bottler’s material obligations under the NPSG Governance Agreement and such breach is not timely cured; or
20.1.9.	Any event of default occurs under Section 22 of Bottler’s CBA that is not timely cured in the manner provided in Bottler’s CBA.

20.2.

In any such event of default, Company may either exercise its right to terminate under this Section 20 (subject to Section 21 and Section 23), or pursue any rights and remedies (other than termination) against Bottler with respect to any such event of default; provided, that Company will not take any action pursuant to this Section 20.2 or Section 21.4 that would limit Bottler’s right to cure under Section 21 of this Agreement or Section 23 of Bottler’s CBA.

21.	BOTTLER RIGHT TO CURE
21.1.	Upon the occurrence of any of the events of default enumerated in Section 20, Company will give Bottler Notice of default.
21.2.	In the case of an event of default due to a material breach by Bottler of its obligations under Section 12 (other than Sections 12.2 or 12.4) or Section 13:
21.2.1.	Bottler shall have a period of sixty (60) days from receipt of the Notice of default within which to cure such default, by:
21.2.1.1.	at the instruction of Company and at Bottler’s expense, promptly withdrawing from the market and destroying any Authorized Covered Beverage that fails to meet the Technical Requirements;
21.2.1.2.	compliance with the “Corrective Action” provision of the Technical Requirements; and
21.2.1.3.

implementing a corrective action plan (the “Technical Corrective Action Plan”), to be negotiated in good faith and agreed to by Company and Bottler, that reasonably meets the applicable requirements of the “Corrective Action” provision of the Technical Requirements (which Technical Corrective Action Plan may, by mutual agreement of the parties, provide for actions to be taken after expiration of the cure periods specified herein).

21.2.2.

If such default has not been cured within such initial sixty (60) day period (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Bottler must cure such default within a second period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan) during which period Company may, by giving Bottler further Notice to such effect, suspend sales to Bottler of Concentrates and require Bottler to cease manufacture of Authorized Covered Beverages and the supply and sale of Authorized Covered Beverages by Bottler to Recipient Bottlers; provided, however, that if Bottler has throughout the first and second cure periods strictly complied with Section 13 (Recall) and Section 30 (Incident Management), then such suspension of Concentrate sales and cessation of manufacture and supply shall be limited to the manufacturing facilities in which the default occurred.

21.2.3.

If such default has not been cured during such second period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Company may terminate this Agreement, by giving Bottler Notice to such effect, effective immediately; provided, however, that if Bottler has throughout the first and second cure periods strictly complied with Section 13 (Recall) and Section 30 (Incident

Management), then Bottler will have a third period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan) within which to cure the default.
21.2.4.

If such default has not been cured during any such third period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Company may terminate this Agreement, by giving Bottler notice to such effect, effective immediately.

21.3.	In the case of an event of default other than those specified in Section 21.2:
21.3.1.

Within sixty (60) days of receipt of such Notice, Bottler will provide Company with a corrective action plan (the “Non-Technical Corrective Action Plan”). The Non-Technical Corrective Action Plan must provide for correction of all issues identified in the Notice of default within one (1) year or less from the date on which the Non-Technical Corrective Action Plan is provided to Company.

21.3.2.	Company will negotiate in good faith with Bottler the terms of the Non-Technical Corrective Action Plan.
21.3.3.

If Company and Bottler fail to agree on a Non-Technical Corrective Action Plan within sixty (60) days of Bottler’s tender of such plan, Bottler must cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice of default. If Bottler fails to cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice, the default will be deemed not to have been cured.

21.3.4.

If Company and Bottler timely agree on a Non-Technical Corrective Action Plan, but Bottler fails to implement the agreed Non-Technical Corrective Action Plan to Company’s reasonable satisfaction within the time period specified by the Non-Technical Corrective Action Plan, the default will be deemed not to have been cured.

21.3.5.

In the event of an uncured default under this Section 21.3, Company may, by giving Bottler further Notice of termination, terminate this Agreement under Section 20 and require Bottler to cease manufacturing Authorized Covered Beverages.

21.4.

The provisions of this Section 21 (including any cure) will not limit Company’s right to pursue remedies under this Agreement on account of Bottler’s default, other than (a) termination of this Agreement under Section 20, (b) cessation of Company’s performance of its obligations under this Agreement, or (c) rescission.

21.5.

In the case of a breach by Bottler or one of its Affiliates of its obligations under this Agreement (other than an event of default specified by Section 21.2), such breach will be deemed to be cured for purposes of this Section 21 if Bottler (or its Affiliate) has terminated the acts or omissions described in such Notice of breach, and has taken reasonable steps under the circumstances to prevent the recurrence of such breach.

22.	BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS

For purposes of clarity, the parties hereby agree that any purchase or sale of the “Business”, as that term is used in Bottler’s CBA, will include Bottler’s aggregate business directly and primarily related to the manufacture of Authorized Covered Beverages and other beverage products. [Note to Draft: Bottler’s CBA Schedule 24.1 will include Bottler’s manufacturing business as an “Included Business”.]

23.	EFFECT OF THIS AGREEMENT ON BOTTLER’S CBA IN CERTAIN EVENTS
23.1.

Unless otherwise agreed in writing by the parties, if Company terminates this Agreement in accordance with Section 19 or Section 20 hereof, Company will concurrently terminate Bottler’s CBA in accordance with Section 21.1.7 thereof, and the compensation provisions set forth in Section 25 of Bottler’s CBA will govern.

23.2.	Upon any termination of Bottler’s CBA by Company, Company will concurrently terminate this Agreement unless otherwise agreed in writing by the parties.
23.3.

If Bottler’s CBA is amended in accordance with Section 24.4.3 thereof, then this Agreement will be deemed automatically amended to revise the text in Section 10.1.3 by deleting it in its entirety and replacing it with the following: “Permitted Beverage Products distributed by Bottler or its Affiliates, subject to the terms and conditions of Bottler’s or Bottler Affiliate’s CBA;”.  Except as set forth in the preceding sentence, the amendment of Bottler’s CBA in accordance with Section 24.4.3 thereof will not affect any of the other rights or obligations of the parties under this Agreement.

24.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS
24.1.	Upon the termination of this Agreement, except to the extent provided in any other agreement between Bottler and Company (or one of Company’s Affiliates):
24.1.1.

Bottler shall not thereafter continue to manufacture any of the Authorized Covered Beverages in Authorized Containers or to make any use of the Trademarks or Authorized Containers, or any closures, cases or labels bearing the Trademarks; and

24.1.2.

Bottler shall forthwith deliver all materials used by Bottler exclusively for the manufacturing of the Authorized Covered Beverages in Authorized Containers, including Concentrates, usable returnable or any nonreturnable containers, cases, closures, and labels bearing the Trademarks, still in Bottler’s possession or under Bottler’s control, to Company or Company’s nominee, as instructed, and, upon receipt, Company shall pay to Bottler a sum equal to the reasonable market value of such supplies or materials; provided, however, that no such payment shall be made in connection with a purchase by Company of Bottler’s Business or production assets in accordance with Section 22. Company will accept and pay for only such articles as are, in the opinion of Company, in first-class and usable condition, and all other such articles shall be destroyed at Bottler’s expense.  Containers, closures and all other items bearing the name of Bottler, in addition to the Trademarks, that have not been purchased by Company shall be destroyed without cost to Company, or otherwise disposed of in accordance with instructions given by Company, unless Bottler can remove or obliterate the Trademarks therefrom to the satisfaction of Company.  The provisions for repurchase contained this Section 24.1.2 shall apply with regard to any Authorized Container approval of which has been withdrawn by Company under Section 12.10, except under circumstances under which this Agreement is terminated by Company in accordance with Section 20.
25.	COMPANY’S RIGHT OF ASSIGNMENT

Company may assign any of its rights and delegate all or any of its duties or obligations under this Agreement to one or more of its Affiliates; provided, however, that any such assignment or delegation will not relieve Company from any of its contractual obligations under this Agreement.

26.	LITIGATION
26.1.

Company reserves and has the sole and exclusive right and responsibility to institute any civil, administrative or criminal proceedings or actions, and generally to take or seek any available legal remedy it deems desirable, for the protection of its reputation, the Trademarks, and other intellectual property rights, as well as for the Concentrates, and to defend any action affecting these matters.

26.2.

At the request of Company, Bottler will render reasonable assistance in any such action, including, if requested to do so in the sole discretion of Company, allowing Bottler to be named as a party to such action. However, no financial burden will be imposed on Bottler for rendering such assistance.

26.3.	Bottler shall not have any claim against Company or its Affiliates as a result of such proceedings or action or for any failure to institute or defend such proceedings or action.
26.4.	Bottler must promptly notify Company of any litigation or proceedings instituted or threatened against Bottler affecting these matters.
26.5.

Bottler must not institute any legal or administrative proceedings against any third party that may affect the interests of Company in the Trademarks without the prior written consent of Company, which consent Company may grant or withhold in its sole discretion.

26.6.

Bottler will consult with Company on all product liability claims, proceedings or actions brought against Bottler in connection with the Authorized Covered Beverages and will take such action with respect to the defense of any such claim or lawsuit as Company may reasonably request in order to protect the interests of Company in the Authorized Covered Beverages or the goodwill associated with the Trademarks.

27.	INDEMNIFICATION
27.1.

Company will indemnify, protect, defend and hold harmless each of Bottler and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all claims, liabilities, losses, damages, injuries, demands, actions, causes of action, suits, proceedings, judgments and expenses, including reasonable attorneys' fees, court costs and other legal expenses (collectively, “Losses”), to the extent arising from, connected with or attributable to: (a) Company’s manufacture of the Concentrates (except to the extent arising from matters for which Bottler is responsible under Section 13.5 or Section 27.2); (b) the breach by Company of any provision this Agreement; (c) Bottler’s use, in accordance with this Agreement and Company guidelines respecting use of Company intellectual property, of the Trademarks or of package labels; or (d) the inaccuracy of any warranty or representation made by Company herein or in connection herewith. None of the above indemnities shall require Company to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

27.2.

Bottler will indemnify, protect, defend and hold harmless each of Company and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all Losses to the extent arising from, connected with or attributable to: (a) Bottler’s manufacture of the Authorized Covered Beverages (except to the extent arising from matters for which Company is responsible under Section 13.4 or Section 27.1); (b) the breach by Bottler of any provision of this Agreement; or (c) the inaccuracy of any warranty or representation made by Bottler herein or in connection herewith. None of the above indemnities shall require Bottler to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

27.3.

Neither party will be obligated under this Section 27 to indemnify the other party for Losses consisting of lost profits or revenues, loss of use, or similar economic loss, or for any indirect, special, incidental, consequential or similar damages (“Consequential Damages”) arising out of or in connection with the performance or non-performance of this Agreement (except to the extent that an indemnified third party claim asserted against a party includes Consequential Damages).

28.	BOTTLER’S INSURANCE

Bottler will obtain and maintain a policy of insurance with insurance carriers in such amounts and against such risks as would be maintained by a similarly situated company of a similar size and giving full and comprehensive coverage both as to amount and risks covered in respect of matters referred to in Section 27 (including Bottler’s indemnity of Company contained therein) and will on request produce evidence satisfactory to Company of the existence of such insurance.  Compliance with this Section 28 will not limit or relieve Bottler from its obligations under Section 27.  In addition, Bottler will satisfy the insurance requirements specified on Schedule 28.

29.	LIMITATION ON BOTTLER REPRESENTATIONS OR DISCLOSURES REGARDING AUTHORIZED COVERED BEVERAGES

Bottler covenants and agrees that, except as required by law, it will make no representations or disclosures to the public or any Governmental Authority or to any third party concerning the attributes of the Authorized Covered Beverages (other than statements consistent with representations or disclosures previously made or authorized by Company), without the prior written consent of Company.  If Bottler is required to make any such representations or disclosures to a Governmental Authority, Bottler first will notify Company before making any such representation or disclosure and will cooperate with Company in good faith to ensure the accuracy of all such information (except to the extent that such Notice and cooperation would otherwise be prohibited under applicable law).  This Section 29 will not apply to financial information disclosed in accordance with applicable securities laws.

30.	INCIDENT MANAGEMENT
30.1.

Company and Bottler recognize that incidents may arise that can threaten the reputation and business of Bottler and/or negatively affect the good name, reputation and image of Company and the Trademarks.

30.2.

In order to address such incidents, including any questions of quality of the Authorized Covered Beverages that may occur, Bottler will designate and organize an incident management team and inform Company of the members of such team.

30.3.

Bottler further agrees to cooperate fully with Company and such third parties as Company may designate and coordinate all efforts to address and resolve any such incident consistent with procedures for crisis management that may be issued to Bottler by Company from time to time.

31.	SEVERABILITY

If any provision of this Agreement is or becomes legally ineffective or invalid, the validity or effect of the remaining provisions of this Agreement shall not be affected; provided that the invalidity or ineffectiveness of such provision shall not prevent or unduly hamper performance hereunder or prejudice the ownership or validity of the Trademarks.

32.	REPLACEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION
32.1.	As to all matters and things herein mentioned, the parties agree:
32.1.1.

Subject to Section 32.1.4, upon the execution and delivery of this Agreement and Bottler’s CBA, the existing bottle contracts under which Company (or its Affiliate) has previously authorized Bottler (or one or more of its Affiliates) to manufacture in certain authorized containers, and/or market, promote, distribute and sell, Coca-Cola and other beverages marketed under Company’s trademarks, including those contracts identified on Exhibit D of Bottler’s CBA (other those contracts set forth on Schedule 32.1.4), are amended, restated and superseded in their entirety by this Agreement and Bottler’s CBA, and all rights, duties and obligations of Company and Bottler regarding the Trademarks and the manufacture of the Authorized Covered Beverages  will be determined under this Agreement and Bottler’s CBA, without regard to the terms of any prior agreement and without regard to any prior course of conduct between the parties (the parties acknowledge that any existing bottle contract authorizing Bottler to produce Coca-Cola and other beverages marketed under Company’s trademarks between Company and Bottler that is not listed on Exhibit D of Bottler’s CBA is nevertheless amended, restated and superseded hereby, except as otherwise provided in Section 32.1.4);

32.1.2.

This Agreement, together with the National Product Supply System Governance Agreement and the documents implementing and governing the NPSG and the NPSG Board set forth the entire agreement between Company and Bottler with respect to the subject matter hereof, and all prior understandings, commitments or agreements relating to such matters between the parties or their predecessors-in-interest are of no force or effect and are cancelled hereby; provided, however, that any written representations made by either party upon which the other party relied in entering into this Agreement will remain binding to the extent identified on Schedule 32.1.2;

32.1.3.

Any waiver, amendment or modification of this Agreement or any of its provisions, and any consents given under this Agreement will not be binding upon Bottler or Company unless made in writing, signed by an officer or other duly qualified and authorized representative of Company or by a duly qualified and authorized representative of Bottler; and

32.1.4.

Except as expressly provided in this Agreement, this Section 32.1 is not intended to affect in any way the rights and obligations of Bottler (or any of its Affiliates) or Company (or any of its Affiliates) under Bottler’s CBA or the agreements listed in Schedule 32.1.4.

33.	NO WAIVER

Failure of Company or Bottler (including any of their respective Affiliates) to exercise promptly any right herein granted, or to require strict performance of any obligation undertaken herein by the other party, will not be deemed to be a waiver of such right or of the right to demand subsequent performance of any and all obligations herein undertaken by Bottler or by Company.

34.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES
34.1.	Bottler is an independent contractor and is not an agent of, or a partner or joint venturer with, Company.
34.2.	Each of Company and Bottler agree that it will neither represent, nor allow itself to be held out as an agent of, or partner or joint venturer with the other (including any of its Affiliates).
34.3.

Bottler and Company do not intend to create, and this Agreement will not be construed to create, a partnership, joint venture, agency, or any form of fiduciary relationship.  Each party covenants and agrees never to assert that a partnership, joint venture or fiduciary relationship exists or has been created under or in connection with this Agreement and the Related Agreements.  There is no partnership, joint venture, agency, or any form of fiduciary relationship existing between Bottler and Company, but if it there is determined or found to be a partnership, joint venture, or agency, then Bottler and  Company expressly disclaim all fiduciary duties that might otherwise exist under applicable law.

34.4.

Nothing in this Agreement, express or implied, is intended or will be construed to give any Person, other than the parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement. This Agreement does not, and is not intended to, confer any rights or remedies upon any Person other than Bottler and Company.
35.	HEADINGS AND OTHER MATTERS
35.1.	The headings herein are solely for the convenience of the parties and will not affect the interpretation of this Agreement.
35.2.	As used in this Agreement, the phrase “including” means “including, without limitation” in each instance.
35.3.

References in this Agreement to Sections are to the respective Sections of this Agreement, and references to Exhibits and Schedules are to the respective Exhibits and Schedules of this Agreement as they may be amended from time to time.

36.	EXECUTION IN MULTIPLE COUNTERPARTS

The parties may execute this Agreement in counterparts, each of which is deemed an original and all of which only constitute one original.

37.	NOTICE AND ACKNOWLEDGEMENT
37.1.	Notices.
37.1.1.

Requirement of a Writing and Permitted Methods of Delivery.  Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing:

37.1.1.1.	personal delivery;
37.1.1.2.	Registered or Certified Mail, in each case, return receipt requested and postage prepaid;
37.1.1.3.	nationally recognized overnight courier, with all fees prepaid;
37.1.1.4.	facsimile; or
37.1.1.5.	e-mail (followed by delivery of an original by another delivery method provided for in this Section).
37.1.2.

Addressees and Addresses.  Each party giving a Notice must address the Notice to the appropriate person at the receiving party (the “Addressee”) at the address listed below or to another Addressee or at another address designated by a party in a Notice pursuant to this Section.

Company:

Attention:

Facsimile:

E-mail:

With a copy to:

Attention: General Counsel

Facsimile:

E-mail:

Bottler:

Attention:

Facsimile:

E-mail:
With a copy to:

Attention:

Facsimile:

E-mail:
37.1.3.

Effectiveness of a Notice.  Except as specifically provided elsewhere in this Agreement, a Notice is effective only if the party giving or making the Notice has complied with Sections 37.1.1 and 37.1.2 and if the Addressee has received the Notice.  A Notice is deemed to have been received as follows:

37.1.3.1.	If a Notice is delivered in person, when delivered to the Addressee.
37.1.3.2.	If delivered by Registered or Certified Mail, upon receipt by Addressee, as indicated by the date on the signed receipt.
37.1.3.3.	If delivered by nationally recognized overnight courier service, one Business Day after deposit with such courier service.
37.1.3.4.	If sent by e-mail, when sent (if followed promptly by delivery of an original by another delivery method provided for in this Section).
37.1.3.5.

If the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal or inability to deliver.

37.1.3.6.

Despite the other clauses of this Section 37.1.3, if any Notice is received after 5:00 p.m. on a Business Day where the Addressee is located, or on a day that is not a Business Day where the Addressee is located, then the Notice is deemed received at 9:00 a.m. on the next Business Day where the Addressee is located.

37.2.

If Bottler’s signature or acknowledgment is required or requested with respect to any document in connection with this Agreement and any employee or representative authorized by Bottler “clicks” in the appropriate space on the website designated by Company or takes such other action as may be indicated by Company, Bottler shall be deemed to have signed or acknowledged the document to the same extent and with the same effect as if Bottler had signed the document manually; provided, however, that no such signature or acknowledgment shall amend or vary the terms and conditions of this Agreement.

37.3.

Bottler acknowledges and agrees that Bottler has the ability and knowledge to print information delivered to Bottler electronically, or otherwise knows how to store that information in a way that ensures that it remains accessible to Bottler in an unchanged form.

38.	CHOICE OF LAW AND VENUE
38.1.

This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia, United States of America, without giving effect to any applicable principles of choice or conflict of laws, as to contract formation, construction and interpretation issues, and the federal trademark laws of the United States of America as to trademark matters.
38.2.

The parties agree that any lawsuit commenced in connection with, or in relation to, this Agreement must be brought in a United States District Court, if there is any basis for federal court jurisdiction.  If the party bringing such action reasonably concludes that federal court jurisdiction does not exist, then the party may commence such action in any court of competent jurisdiction.

39.	CONFIDENTIALITY
39.1.

In the performance of this Agreement, each party may disclose to the other party certain Proprietary Information.  The Proprietary Information of the Disclosing Party will remain the sole and exclusive property of the Disclosing Party or a third party providing such information to the Disclosing Party.  The disclosure of the Proprietary Information to the Receiving Party does not confer upon the Receiving Party any license, interest, or right of any kind in or to the Proprietary Information, except as expressly provided under this Agreement.

39.2.

At all times and notwithstanding any termination or expiration of this Agreement or any amendment hereto, the Receiving Party agrees that it will hold in strict confidence and not disclose to any third party the Proprietary Information of the Disclosing Party, except as approved in writing by the Disclosing Party.  The Receiving Party will only permit access to the Proprietary Information of the Disclosing Party to those of its or its Affiliates’ employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained in this Agreement (including external auditors, attorneys and consultants).

39.3.

The Receiving Party will be responsible to the Disclosing Party for any third party’s use and disclosure of the Proprietary Information that the Receiving Party provides to such third party in accordance with this Agreement.  The Receiving Party will use at least the same degree of care it would use to protect its own Proprietary Information of like importance, but in any case with no less than a reasonable degree of care, including maintaining information security standards specific to such information as set forth in this Agreement.

39.4.

If the Receiving Party is required by a Governmental Authority or applicable law to disclose any of the Proprietary Information of the Disclosing Party, the Receiving Party will (a) first give Notice of such required disclosure to the Disclosing Party (to the extent permitted by applicable law), (b) if requested by the Disclosing Party, use reasonable efforts to obtain a protective order requiring that the Proprietary Information to be disclosed be used only for the purposes for which disclosure is required, (c) if requested by the Disclosing Party, take reasonable steps to allow the Disclosing Party to seek to protect the confidentiality of the Proprietary Information required to be disclosed, and (d) disclose only that part of the Proprietary Information that, after consultation with its legal counsel, it determines that it is required to disclose.

39.5.	Each party will immediately notify the other party in writing upon discovery of any loss or unauthorized use or disclosure of the Proprietary Information of the other party.
39.6.

The Receiving Party will not reproduce the Disclosing Party’s Proprietary Information in any form except as required to accomplish the intent of this Agreement.  Any reproduction of any Proprietary Information by the Receiving Party will remain the property of the Disclosing Party and must contain any and all confidential or proprietary Notices or legends that appear on the original, unless otherwise authorized in writing by the Disclosing Party.

39.7.	Neither party will communicate any information to the other party in violation of the proprietary rights of any third party.
39.8.

Upon the earlier of termination of this Agreement, written request of the Disclosing Party, or when no longer needed by the Receiving Party for fulfillment of its obligations under this Agreement, the Receiving Party will, if requested by the Disclosing Party,  either: (a) promptly return to the Disclosing Party all documents and other tangible materials representing the Disclosing Party’s Proprietary Information, and all copies thereof in its possession or control, if any; or (b) destroy all tangible copies of the Disclosing Party’s Proprietary Information in its possession or control, if any, in each case, except to the extent that such action would violate applicable regulatory or legal requirements.  Each party’s counsel may retain one copy of documents and communications between the Parties as necessary for archival purposes or regulatory purposes.

40.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS

The parties acknowledge and agree that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions must not be construed in favor of or against any party by reason of the extent to which a party or its professional advisors may have participated in the preparation of this Agreement.

41.	RESERVATION OF RIGHTS

Company reserves all rights not expressly granted to Bottler under this Agreement or Bottler’s CBA.

42.	BOTTLER AFFILIATES

Bottler hereby absolutely, unconditionally and irrevocably guarantees that any actions taken by any of Bottler’s Affiliates pursuant to this Agreement will be taken in accordance with all applicable requirements set forth herein to the same extent as if such actions had been taken by Bottler.  Bottler acknowledges and agrees that any breach of this Agreement by any Affiliate of Bottler shall be considered a breach by Bottler for all purposes hereof.

[Signature page(s) follow]

IN WITNESS WHEREOF, COMPANY AT ATLANTA, GEORGIA, AND BOTTLER AT ______________ HAVE CAUSED THESE PRESENTS TO BE EXECUTED IN TRIPLICATE BY THE DULY AUTHORIZED PERSON OR PERSONS ON THEIR BEHALF ON THE DATES INDICATED BELOW.

THE COCA-COLA COMPANY

By:
Authorized Representative

Date:

[BOTTLER]

By:
Authorized Representative

Date:

EXHIBIT A

Regional Manufacturing Facilities

EXHIBIT B

Authorized Covered Beverages

[Subject to further discussion. To be agreed by the parties prior to Closing]

The following Beverages and all SKUs, packages, flavor, calorie and other variations (e.g., Sprite Cranberry, Sprite Zero Cranberry) of each such Beverage offered by Company that are identified by the primary Trademark that also identifies such Beverage or any modification of such primary Trademark, such as, e.g., the primary Trademark used in conjunction with a prefix, a suffix or other modifier:

Coca-Cola

Caffeine Free Coca-Cola

Diet Coke

Diet Coke with Lime

Diet Coke with Splenda®

caffeine free Diet Coke

Coca-Cola Life

Coca-Cola Zero

caffeine free Coca-Cola Zero

Cherry Coke

Diet Cherry Coke

Cherry Coke Zero

Vanilla Coke

Diet Vanilla Coke

Vanilla Coke Zero

Barq’s

Diet Barq’s

DASANI

DASANI Plus

DASANI Sparkling

Fanta

Fanta Zero

Fresca

Mello Yello

Mello Yello Zero

PiBB Xtra

PiBB Zero

Seagram’s ginger ale

Seagram’s mixers

Seagram’s seltzer water

Sprite

Sprite Zero

TaB

VAULT

VAULT Zero

Delaware Punch

FUZE

FUZE Tea

FUZE Juices

FUZE Refreshments

FUZE slenderize

[EXHIBIT C]

[Finished Goods Supply Agreement]

[Subject to further discussion. To be agreed by the parties prior to Closing]

Schedule 2.16

Related Agreements

[To be completed prior to execution of this Agreement.]

Schedule 2.17

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Schedule 10.1.5

Third Party Beverages

A.As of the Effective Date:

[To be completed prior to execution of this Agreement.]

B.Added After the Effective Date:

Schedule 12.2

Technical Requirements

All of Company’s product, package and equipment quality; food safety; workplace safety; and environmental sustainability specifications, standards, instructions and requirements published by Company in the Beverage Products and Environmental Sustainability sections of the Coca-Cola Operating Requirements (KORE) website documents library, as updated by Company from time to time following discussion with the NPSG and Notice to each Regional Producing Bottler (including any Company Owned Manufacturers).

Schedule 28

Insurance Requirements

Schedule 32.1.2

Agreements not affected by this Agreement

Schedule 10.1.5

Third Party Beverages

A.As of the Effective Date:

None.

B.Added After the Effective Date:

Schedule 12.2

Technical Requirements

All of Company’s product, package and equipment quality; food safety; workplace safety; and environmental sustainability specifications, standards, instructions and requirements published by Company in the Beverage Products and Environmental Sustainability sections of the Coca-Cola Operating Requirements (KORE) website documents library, as updated by Company from time to time following discussion with the NPSG and Notice to each Regional Producing Bottler (including any Company Owned Manufacturers).

Schedule 28

Insurance Requirements

Bottler will, at its own cost and expense, acquire and maintain during the Term, with carriers having an AM Best Rating of A-VII or better, sufficient insurance to adequately protect the respective interests of the parties.  Specifically, Bottler must carry the following minimum types and amounts of insurance (the “Required Policies”) on an occurrence basis or in the case of coverage that cannot be obtained on an occurrence basis, then, coverage can be obtained on a claims-made basis with a three (3) year tail following the termination or expiration of this Agreement:

a)

Commercial General Liability including, but not limited to, premises-operations, broad form property damage, products /completed operations, contractual liability, independent  contractors, personal injury and advertising injury and liability assumed under an insured contract with limits of at least $25,000,000 per occurrence and $25,000,000  general aggregate and $25,000,000  Products / Completed Operations Aggregate;

b)

Statutory Workers’ Compensation Insurance and Employer’s Liability Insurance in the minimum amount of $1,000,000 each employee by accident, $1,000,000 each employee by disease and $1,000,000 aggregate by disease with benefits afforded under the laws of the state or country in which the services are to be performed.  Policy will include an alternate employer endorsement providing coverage in the event any employee of Bottler sustains a compensable accidental injury while on work assignment with Company.  Insurer for Bottler will be responsible for the Workers’ Compensation benefits due such injured employee;

c)

Commercial Automobile Liability for any owned, non-owned, hired, or borrowed automobile used in the performance of Bottler’s obligations under this Agreement is required in the minimum amount of $25,000,000 combined single limit. If the Bottler is driving a vehicle owned by Company in connection with the performance of its obligations under this Agreement, then the Bottler will be responsible for the cost of repairing any physical damage to the vehicle resulting from Bottler’s use of the vehicle.  If the vehicle cannot be repaired, then the Bottler will be responsible for replacing Company’s vehicle;

Bottler will notify Company in writing within sixty (60) days of any cancellation, non-renewal, termination, material change or reduction in coverage.

Bottler’s insurance as outlined above shall be primary and non-contributory coverage.

The coverage territory for the stipulated insurance shall be The United States of America.

Bottler will cause their insurance companies to waive their right of recovery against Company under the Required Policies.

Bottler will be solely responsible for any deductible or self-insured retention.

The above insurance limits may be achieved by a combination of primary and umbrella/excess policies.

The Coca-Cola Company, its subsidiaries, affiliates, authorized bottlers, directors, officers, employees, partners, customers and agents shall be included as an “Additional Insured” on the Bottler’s Commercial General Liability and Commercial Auto Liability policies listed above and shall be evidenced on the certificate of insurance.   Prior to the execution of this Agreement   and annually upon the anniversary date(s) of the insurance policy’s renewal date(s), the Bottler will furnish Company with a properly executed Certificate of Insurance clearly  evidencing compliance with the insurance requirements set forth above. The certificate of insurance should be sent to:  The Coca-Cola Company, attn.:  General Counsel – Bottler Contracts, 1 Coca-Cola Plaza, Atlanta GA 30313.

The stipulated limits of coverage above shall not be construed as a limitation of any potential liability to Company, and failure to request evidence of this insurance shall not be construed as a waiver of Bottler's obligation to provide the insurance coverage specified.

Schedule 32.1.2

Agreements not affected by this Agreement

Exhibit D of Bottler’s CBA is incorporated herein by reference.